SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

INTRALASE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 28, 2006

Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2006 Annual Meeting of Stockholders of IntraLase Corp. on Tuesday, May 23, 2006, at 9:00 a.m., at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, California 92618.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide information about IntraLase. Also enclosed is a proxy/voting instruction card and IntraLase’s Annual Report to Stockholders.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and return the enclosed proxy/voting instruction card promptly, or vote by telephone or over the Internet, if telephone or Internet voting is available to you. If you attend the meeting and prefer to vote in person, you may withdraw your proxy and vote your shares at the meeting.

Sincerely,

Robert J. Palmisano
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

May 23, 2006

The 2006 Annual Meeting of Stockholders of IntraLase Corp. will be held at the DoubleTree Hotel Irvine Spectrum, 90 Pacifica Avenue, Irvine, California 92618, on Tuesday, May 23, 2006, at 9:00 a.m., for the following purposes:

1.	To elect two Class II directors for a three-year term;

2.	To approve amendments to our 2004 Stock Incentive Plan;

3.	To approve an additional two million shares of common stock for issuance under our 2004 Stock Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche, LLP as our independent public accountants for 2006; and

5.	To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on April 17, 2006 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

The Annual Report to Stockholders of IntraLase for the fiscal year ended December 31, 2005 is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 17, 2006. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy/voting instruction card sent to you. If Internet or telephone voting is available to you, instructions will be printed on the voting instruction card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

By Order of the Board of Directors,

James A. Lightman
Senior Vice President, General Counsel and Secretary

April 28, 2006

Irvine, California

PROXY STATEMENT

GENERAL INFORMATION

The Company

IntraLase Corp. (“IntraLase” or the “Company”) designs, develops and manufactures an ultra-fast laser that is revolutionizing refractive and corneal surgery by creating safe and more precise corneal incisions. Delivering on the promise of ophthalmic laser technology, the IntraLase® FS Laser, related software, and disposable devices replace the hand-held microkeratome blade used during LASIK surgery. The unsurpassed accuracy of IntraLase’s computer-controlled femtosecond laser has been shown to improve safety profiles and visual outcomes when used during LASIK. Additionally, the IntraLase® FS laser creates precision-designed intracorneal incisions that when combined can be used during lamellar and penetrating keratoplasties, and intrastromal ring implantation. IntraLase is presently in the process of commercializing applications of its technology in the treatment of corneal diseases that require corneal transplant surgery. Our proprietary laser and disposable patient interfaces are presently marketed throughout the United States and 26 other countries. IntraLase is headquartered and manufactures its products in Irvine, California.

Our business model is to target the most active LASIK surgery practices in the United States and in key international markets to buy or lease our IntraLase® FS laser in order to generate repeat revenues by collecting a per procedure fee inclusive of a single disposable patient interface for each eye treated with our laser. We began commercial introduction of our product offering in late 2001 and, as of December 31, 2005, we had sold or leased 373 lasers and we had sold over 600,000 per procedure fees, each inclusive of a single disposable patient interface. In the three months ended December 31, 2005, we captured approximately 25% of the U.S. market for LASIK corneal flap creation. Our corporate offices are located at 9701 Jeronimo, Irvine, California 92618. Our telephone number is 949-859-5230, and our corporate website address is www.IntraLase.com.

Proxy Solicitation

On April 28, 2006, we began mailing these proxy materials to all registered owners (sometimes called record holders) of IntraLase common stock at the close of business on April 17, 2006. We have sent this Proxy Statement to you because the Board of Directors of the Company is requesting your proxy to vote at the 2006 annual meeting and at any adjournment or postponement of such meeting. A copy of this Proxy Statement also has been sent to beneficial owners of IntraLase common stock whose shares were held in “street-name” by banks, brokers and other record holders at the close of business on April 17, 2006.

The Company will bear the entire cost of the solicitation of proxies. The Company also will reimburse banks, brokers, custodians, nominees, fiduciaries and others for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners. Solicitation of proxies is expected to be made primarily by mail. However, our directors, officers and employees may communicate with stockholders, banks, brokers, and others by telephone, facsimile, e-mail or in person to request that proxies be furnished.

Voting

If you are a registered owner (meaning that your shares are registered in IntraLase’s records as being owned in your name), then you may vote on matters presented at our annual meeting in the following ways:

•	By proxy - You may complete the proxy card and mail it in the postage-paid envelope provided; or

•	In person - You may attend the annual meeting and cast your vote there.

If you are a beneficial owner whose shares are held in “street-name” by a bank, broker or other record holder, please refer to your voting instruction card and other materials forwarded by such record holder for information on how to instruct the record holder to vote on your behalf. In addition to returning the instruction card by mail, you may be able to provide voting instructions by using the Internet or telephone. The Internet and telephone instructions provided by the record holder are designed to authenticate your identity, allow you to give your voting instructions, and to confirm that your voting instructions have been properly recorded. Please be aware that you may incur costs such as telephone and Internet access charges, for which you will be responsible, if you vote by telephone or over the Internet.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the following:

1.	to elect two Class II directors for a three-year term;

2.	to approve amendments to our 2004 Stock Incentive Plan;

3.	to approve an additional two million shares of common stock for issuance under our 2004 Stock Incentive Plan; and

4.	to ratify of the appointment of Deloitte & Touche, LLP as our independent registered public accountants for 2006.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends. If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of the Company prior to or at the commencement of the annual meeting.

Although management does not know of any other matter to be acted upon at the annual meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the annual meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the annual meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to IntraLase’s Corporate Secretary at 9701 Jeronimo, Irvine, California 92618 or (c) attending the annual meeting and voting in person. In order to attend the annual meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by such record holder for voting in person at the meeting. The beneficial holder also must obtain from such record holder and present at the annual meeting a written proxy allowing the beneficial holder to vote the shares in person.

Record Date, Quorum and Voting Requirements

Only holders of record of IntraLase common stock at the close of business on April 17, 2006 will be eligible to vote at the annual meeting. As of the close of business on April 17, 2006, IntraLase had 28,421,541 shares of common stock outstanding. Each share of common stock is entitled to one vote.

A quorum of shares is necessary to hold a valid stockholders’ meeting. IntraLase’s bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at meetings of stockholders. Shares for which an “abstention” from voting is observed, as well as shares that a broker holds in “street name” and votes on some matters but not others (“broker non-votes”), will be counted for purposes of establishing a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers are permitted to vote on certain proposals that are considered to be “routine,” including the election of directors.

Directors will be elected by a plurality of votes cast at the annual meeting. This means that the two nominees for director who receive the most votes will be elected. If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, or if there are broker non-votes, the shares withheld or not voted will not be counted for purposes of the election of directors.

For each other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval. If you are present at the meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

Security Ownership of Management and Certain Beneficial Owners

Set forth below is certain information as of March 31, 2006 regarding the beneficial ownership of our common stock by:

•	any person (or group of affiliated persons) who was known by us to own more than 5% of our voting securities;

•	each of our directors;

•	each of our named executive officers identified under Executive Compensation below; and

•	all current directors and executive officers as a group.

Applicable percentage ownership in the following table is based on 28,416,373 shares of our common stock outstanding as of March 31, 2006. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned
5% Stockholders
Brentwood Associates IX, L.P.(3)	4,706,357	16.56%
Waddell & Reed Financial, Inc.(4)	3,745,900	13.18%
The TCW Group, Inc.(5)	2,230,510	7.85%
Artisan Partners, L.P.(6)	2,202,200	7.75%
FMR Corp.(7)	1,711,600	6.02%
InterWest Partners and affiliated partnerships(8)	1,693,687	5.96%

Directors and Named Executive Officers
Robert J. Palmisano(9)	949,102	3.23%
Shelley B. Thunen(10)	196,399.69%
P. Bernard Haffey(11)	196,672.69%
Charline Gauthier(12)	175,384.61%
James A. Lightman(13)	231,984.81%
Frank M. Fischer(14)	52,773.19%
Gilbert H. Kliman, M.D.(15)	1,707,526	5.67%
William J. Link, Ph.D.(3)(16)	4,850,103	14.58%
Mark Lortz(17)	53,101.19%
Jay T. Holmes(18)	41,000.14%
Thomas S. Porter(19)	84,748.30%
All executive officers and directors as a group (14 persons)(20)	9,152,161	29.99%

(1)	Unless otherwise indicated, the business address of each holder is: c/o IntraLase Corp., 9701 Jeronimo, Irvine, California, 92618.

(2)	Beneficial ownership is based on information furnished by the individuals or entities and is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of March 31, 2006 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of IntraLase, the companies and persons named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them.
(3)	William J. Link, Ph.D., one of our directors, is a managing member of Brentwood IX Ventures LLC, the general partner of Brentwood Associates IX. In such capacity, Dr. Link may be deemed to share voting and investment power with respect to the shares held by Brentwood Associates IX. Dr. Link disclaims beneficial ownership of the shares owned by this fund, except to the extent of his proportionate pecuniary interest therein. The address for this entity is 11150 Santa Monica Blvd., Suite 1200, Los Angeles, California 90025.
(4)	This information is based solely on a Schedule 13G/A jointly filed with the SEC on April 10, 2006 by Waddell & Reed Financial, Inc. (“WDR”), a parent holding company, Waddell & Reed Financial Services, Inc. (“WRFSI”), a parent holding company and subsidiary of WDR, Waddell & Reed, Inc. (“WRI”), a broker-dealer and underwriting subsidiary of WRFSI, Waddell & Reed Investment Management Company (“WRIMCO”), an investment advisor and investment advisor subsidiary of WRI, and Ivy Investment Management Company (“IICO”), an investment advisor and subsidiary of WDR. WDR reported that it had indirect sole voting power to vote or direct the vote of 3,745,900 shares and indirect sole power to dispose or direct the disposition of 3,745,900 shares. WRFSI and WRI reported indirect sole voting power to vote or direct the vote of 3,013,300 shares and indirect sole power to dispose or direct the disposition of 3,013,300 shares. WRIMCO reported it had direct sole voting power to vote or direct the vote of 3,013,300 shares and direct sole power to dispose or direct the disposition of 3,013,300 shares. IICO reported it had direct sole voting power to vote or direct the vote of 732,600 shares and direct sole power to dispose or direct the disposition of 732,600 shares. WRIMCO and IICO reported that their clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive dividends from as well as proceeds from the sale of such securities. The address for reporting persons is 6300 Lamar Avenue, Overland Park, KS 66202.
(5)	This information is based solely on a Schedule 13G jointly filed with the SEC on February 13, 2006 by the TCW Group, Inc., a Nevada corporation (“TCW”), on behalf of itself and its direct and indirect subsidiaries (collectively “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services. TCW on behalf of the TCW Business Unit reported that it had shared voting power over 1,660,950 shares and shared dispositive power over 2,230,510 shares. TCW reported that various other persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock. The address for reporting persons is 865 South Figueroa Street, Los Angeles, CA 90017.
(6)	This information is based solely on a Schedule 13G jointly filed with the SEC on January 27, 2006 by Artisan Partners Limited Partnership (“Artisan Partners”), an investment advisor, Artisan Investment Corporation (“Artisan Corp.”), the general partner of Artisan Partners, and Mr. Andrew A. Ziegler and Ms. Carlene Murphy Ziegler, the principal stockholders of Artisan Corp. Artisan Partners, Artisan Corp., Mr. Ziegler and Ms. Ziegler reported that they had shared voting power over 2,202,200 shares and shared dispositive power over 2,202,200 shares. Artisan Partners reported that its clients have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock but that no client was known by it to own more than 5% of the total outstanding common stock. The address for reporting persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.
(7)

This information is based solely on a Schedule 13G jointly filed with the SEC on February 14, 2006 by FMR Corp. (“FMR”), Mr. Edward C. Johnson 3d, Chairman of FMR, and Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR and registered investment advisor. FMR and Mr. Johnson reported that through their control of Fidelity they were the beneficial owners of 1,711,600 shares of the common stock of the Company and had sole power to dispose or direct the disposition of those shares. Of those shares, FMR and Mr. Johnson had no power to vote or to direct the voting of 561,000 shares held by funds managed by Fidelity, the voting of which resides with the board of trustees of the funds. Included within the beneficial ownership totals for FMR and Mr. Johnson are 356,200 shares beneficially owned by Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR, as to which FMR and Mr. Johnson had the sole power to vote or to direct the voting of 356,200 shares. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, was the beneficial owner of 757,900 shares which shares were included in FMR’s beneficial ownership totals. Mr. Johnson reported sole voting and dispositive power over 36,500 shares. Mr. Johnson and members of his family may be deemed to form a controlling group with respect to FMR. The address for reporting persons is 82 Devonshire Street, Boston, MA 02109.

(8)	Gilbert H. Kliman M.D., one of our directors, is a managing director of InterWest Management Partners VIII, LLC, the general partner of InterWest Partners VIII, InterWest Investors Q VIII and InterWest Investors VIII (collectively, the “InterWest Funds”). In such capacity, Dr. Kliman may be deemed to share voting and investment power with respect to the shares held by the InterWest Funds. Dr. Kliman disclaims beneficial ownership of the shares owned by these funds, except to the extent of his proportionate pecuniary interest therein. The address for each of these entities is 2710 Sand Hill Road, Second Floor, Menlo Park, California 94025.
(9)	Consists of 949,102 shares issuable pursuant to options exercisable within 60 days of March 31, 2006.
(10)	Includes 195,278 shares issuable pursuant to options exercisable within 60 days of March 31, 2006.
(11)	Consists of 196,672 shares issuable pursuant to options exercisable within 60 days of March 31, 2006.
(12)	Includes 173,833 shares issuable pursuant to options exercisable within 60 days of March 31, 2006.
(13)	Includes 229,740 shares issuable pursuant to options exercisable within 60 days of March 31, 2006. On December 19, 2005, our Board of Directors approved the accelerated vesting of all unvested incentive and non-qualified stock options with an exercise price per share of $18.88 or higher, subject to continued restrictions on sale based on original vesting terms.
(14)	Includes 51,684 shares issuable pursuant to options exercisable within 60 days of March 31, 2006.
(15)	Includes 13,839 shares issuable pursuant to options exercisable within 60 days of March 31, 2006 and 1,693,687 shares held by InterWest Partners and its affiliated partnerships. Dr. Kliman, one of our directors, is a managing director of InterWest Management Partners VIII, LLC, the general partner of InterWest Partners VIII, InterWest Investors Q VIII and InterWest Investors VIII (collectively, the “InterWest Funds”). In such capacity, Dr. Kliman may be deemed to share voting and investment power with respect to the shares held by the InterWest Funds. Dr. Kliman disclaims beneficial ownership of the shares owned by these funds, except to the extent of his proportionate pecuniary interest therein. The address for each of these entities is 2710 Sand Hill Road, Second Floor, Menlo Park, California 94025.
(16)	Includes 13,839 shares issuable pursuant to options exercisable within 60 days of March 31, 2006, and 100,401 shares held by Brentwood Affiliates Fund II, L.P. Dr. Link, one of our directors, is a managing member of Brentwood VIII Ventures, LLC, the general partner of Brentwood Affiliates Fund II. In such capacity, Dr. Link may be deemed to share voting and investment power with respect to the shares held by Brentwood Affiliates Fund II. Dr. Link disclaims beneficial ownership of the shares held by this fund except to the extent of his proportionate pecuniary interest therein. The address for this entity is 11150 Santa Monica Blvd., Suite 1200, Los Angeles, California 90025.
(17)	Includes of 52,970 shares issuable pursuant to options exercisable within 60 days of March 31, 2006.
(18)	Includes 40,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2006. On December 19, 2005, our Board of Directors approved the accelerated vesting of all unvested incentive and non-qualified stock options with an exercise price per share of $18.88 or higher, subject to continued restrictions on sale based on original vesting terms.
(19)	Includes 15,555 shares issuable pursuant to options exercisable within 60 days of March 31, 2006.
(20)	Includes 2,105,721 shares issuable pursuant to options exercisable within 60 days of March 31, 2006 held by the following named executive officers and directors: Robert J. Palmisano, Shelley B. Thunen, Charline Gauthier, P. Bernard Haffey, James A. Lightman, Gilbert H. Kliman, William J. Link, Thomas S. Porter, Frank M. Fischer, Jay T. Holmes and Mark Lortz and the following executive officers: Kevin Harley, Eric Weinberg and Tibor Juhasz. Includes 6,500,445 shares beneficially owned by entities affiliated with Gilbert H. Kliman or William J. Link.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and certain persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission (the “SEC”). These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of Forms 3, 4 and 5 furnished to us, or written representations that no annual Form 5 reports were required, we believe that all forms required under Section 16(a) of the Exchange Act applicable to our directors, executive officers and any persons holding 10% or more of our common stock were timely filed with respect to our fiscal year ended December 31, 2005, except that: (i) three Forms 4 relating to three series of transactions under Tibor Juhasz’s 10b5-1 sales plan were filed late and (ii) one Form 4 relating to one acquisition of common stock by Thomas S. Porter was filed one day late.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, divided into three classes. Directors in Class II and Class III serve initial terms ending as of the 2006 and 2007 annual meetings of stockholders, respectively, and thereafter serve staggered terms of three years. The initial term of the Class I directors expired at the annual meeting of stockholders in July, 2005, and Thomas S. Porter and Jay T. Holmes were elected at that meeting for a three year term ending as of the 2008 annual meeting of stockholders. The initial term of the Class II directors, William J. Link, Ph.D. and Gilbert H. Kliman, M.D. expires at the annual meeting of stockholders on May 23, 2006. The term of the Class III directors, Frank M. Fischer, Mark Lortz and Robert J. Palmisano, expires at the annual meeting of stockholders in 2007.

The Board of Directors proposes that William J. Link, Ph.D. and Gilbert H. Kliman, M.D. be elected at the 2006 annual meeting to serve as Class II directors for a three-year term expiring at the 2009 annual meeting. Unless you otherwise instruct, the enclosed proxy will be voted in favor of William J. Link, Ph.D. and Gilbert H. Kliman, M.D. If Dr. Link or Dr. Kliman becomes unavailable to serve for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board has no reason to believe that Dr. Link or Dr. Kliman will become unavailable to serve prior to the election.

There are no family relationships among any of our directors or executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF WILLIAM J. LINK AND GILBERT H. KLIMAN

The names and certain information concerning the nominee directors standing for election at the 2006 annual meeting and the other continuing members of our Board of Directors are set forth below. Each of the nominee directors has been nominated for election by the Board of Directors.

Directors Standing for Election

Class II Directors—For a Term to Expire in 2009

Gilbert H. Kliman, M.D. Dr. Kliman has served on our Board of Directors since October 2000. Since February 1999, Dr. Kliman has been a Managing Director of InterWest Partners, a venture capital firm. From December 1996 to February 1999, Dr. Kliman was a Venture Partner of InterWest. A board-certified ophthalmologist, Dr. Kliman is the former West Coast Director of LCA Vision and previously was an Assistant Professor of Ophthalmology at New England Medical Center. Dr. Kliman earned his B.A. from Harvard University, his M.D. from the University of Pennsylvania and his M.B.A. from Stanford University.

William J. Link, Ph.D. Dr. Link has served on our Board of Directors since December 1998 and became our Chairman of the Board in July 2003. Dr. Link has served on the board of directors of Advanced Medical Optics, Inc. since June 2002. Dr. Link is a founder and since November 1999 has been a managing director of Versant Ventures I, LLC (Versant) the General Partner of Versant Venture Capital I, LP, Versant Affiliates I-A, LP, Versant Affiliates I-B, LP, Versant Side Fund I, LP. Versant, together with its affiliated partnerships, is a medical and healthcare venture capital firm. Since January 1998, Dr. Link has been a managing member of Brentwood IX Ventures and Brentwood VIII Ventures. From January 1986 to December 1997, Dr. Link was the Chairman and Chief Executive Officer of Chiron Vision. Dr. Link earned his B.S., M.S. and Ph.D. degrees in Mechanical Engineering from Purdue University.

Directors Continuing in Office

Class I Directors—Terms Expire in 2008

Thomas S. Porter. Mr. Porter has served on our Board of Directors since December 1997. Since January 2004, Mr. Porter has served as a General Partner of Trillium Ventures, a venture capital firm, and since March 2005, as Executive in Residence at the Ross School of Business at the University of Michigan. From May 1987 to January 2004, Mr. Porter was a General Partner and co-founder of EDF Ventures. At EDF he was responsible for the health care practice and served as interim Chief Executive Officer for several health care companies in the portfolio, was a founder of five, and served on numerous boards. Since February 1, 2004, Mr. Porter has served as Partner Emeritus of EDF Ventures. Mr. Porter earned his B.A. from DePauw University and earned an M.B.A. from the University of Michigan, where he also teaches and is a member of its Corporate Advisory Board.

Jay T. Holmes, Mr. Holmes, 63, has been an attorney and business consultant since mid-1996. From 1999 to 2005, Mr. Holmes served as a member of the Board of Directors of VISX, Incorporated. From 1981 until mid-1996, Mr. Holmes held several senior management positions at Bausch & Lomb Incorporated, the most recent being Executive Vice President and Chief Administrative Officer from 1995 to 1996 and Senior Vice President and Chief Administrative Officer from 1993 to 1995. From 1983 to 1993, Mr. Holmes was Senior Vice President, Corporate Affairs, and from 1981 to 1983 Vice President and General Counsel at Bausch & Lomb. Mr. Holmes was a member of the Board of Directors of Bausch & Lomb from 1986 until 1996. Mr. Holmes serves on the Board of Directors of Occulogix, Inc. a company engaged in the treatment of macular degeneration. Mr. Holmes earned his B.A. from the University of Alaska and his J.D. from the University of Wisconsin.

Class III Directors—Terms Expire in 2007

Frank M. Fischer. Mr. Fischer has served on our Board of Directors since September 2002. Since January 2000, Mr. Fischer has served as the President and Chief Executive Officer and a director of NeuroPace, Inc., a private company formed to develop and sell treatment devices for neurological disorders. From May 1998 until December 1999, Mr. Fischer was President, Chief Executive Officer and a director of Heartport, Inc., a public cardiac surgery company. Mr. Fischer earned his B.S.M.E. and his M.S. in Management from Rensselaer Polytechnic Institute.

Mark Lortz, Mr. Lortz has served on our Board of Directors from October 2002 to the present. Since July 2004, Mr. Lortz has served on the board of directors of NeuroMetrix, Inc., a public company that develops products to treat diseases of the peripheral nerves and spine. Since June 2004, Mr. Lortz has served on the board of directors of Cutera, Inc., a public company which manufactures laser and other light-based products for aesthetic treatments. Mr. Lortz also serves on the board of directors of Fovioptics, Inc., a privately-held company in the healthcare industry. From April 1997 to April 2004, Mr. Lortz was the President and Chief Executive Officer of TheraSense, Inc., a public company offering glucose self-monitoring systems for diabetes management. TheraSense, Inc. was purchased by Abbott Laboratories in April 2004. Prior to April 1997, Mr. Lortz held various positions at LifeScan, a subsidiary of Johnson & Johnson, including Group Vice President, Worldwide Operations and International Franchise Development. Mr. Lortz earned his M.B.A. in Management from Xavier University and his B.S. in Engineering Science from Iowa State University.

Robert J. Palmisano. Mr. Palmisano joined us as our President, Chief Executive Officer and a director in April 2003. From April 2001 to April 2003, Mr. Palmisano was the President, Chief Executive Officer and a director of MacroChem Corporation, a publicly held development stage pharmaceutical corporation. From April 1997 to January 2001 Mr. Palmisano served as President and Chief Executive Officer and a director of Summit Autonomous, Inc., a publicly held global medical products company that was acquired by Alcon, Inc. in October 2000. Prior to 1997, Mr. Palmisano held various executive positions with Bausch & Lomb Incorporated, a global eye care company. Since March 2005, Mr. Palmisano has served as a member of the Board of Directors of Osteotech, Inc., a public company. Since May 2002, Mr. Palmisano has served as a member of the Board of Directors of Songbird Hearing, Inc. Since December 2005, Mr. Palmisano has served as a member of the Board of Directors of Orametrix, Inc. Mr. Palmisano earned his B.A. in Political Science from Providence College.

General Information

Board of Directors

Our Board of Directors is responsible for supervision of the overall affairs of the Company. To assist in carrying out its duties, the Board has delegated authority to three committees. During 2005, our Board held six meetings (including telephonic meetings). Each incumbent director who served during this period attended at least 75% of the aggregate of the Board and the committee meetings held during the period in which he was a director or committee member.

The Company does not have a policy with regard to Board members’ attendance at annual meetings of stockholders.

Director Independence

Each of the Company’s directors is deemed to be an independent director as defined in the Nasdaq Listing Standards, except for Mr. Palmisano, who serves as the Company’s President and Chief Executive Officer. In determining independence, each year the Board considers whether directors have any relationship that would interfere with the exercise or independent judgment in carrying out the responsibilities of a director.

Executive Sessions

In conjunction with regularly scheduled Board meetings, the independent directors may meet in executive session, without any members of management present. Executive sessions may also be held in conjunction with special Board meetings. The Chairman of the Board chairs these sessions. The Board met in executive session once during 2005.

Corporate Governance

Our Board of Directors is committed to effective corporate governance practices. We have adopted the Code of Business Conduct and Ethics (the “Code of Ethics”), which summarizes the basic principles and standards of conduct to guide all of our directors, officers and employees in our goal to achieve the highest business and personal ethical standards, as well as compliance with the laws and regulations that apply to our business. The Board adopted Corporate Governance Guidelines (the “Guidelines”) in an effort to continue to enhance and promote corporate governance and to promote the effective functioning and performance of the Board of Directors and its committees. All of the corporate governance documents, including the Code of Ethics, Guidelines and committee charters, are available on the Corporate Governance section of the Company’s website. Our website address is www.IntraLase.com.

The Guidelines address a number of important issues such as:

•	Selection process and qualifications for Board membership;

•	Board composition, structure, operation and compensation;

•	Annual performance reviews for the Board and each committee;

•	Management succession planning;

•	Committee composition; and

•	Annual performance reviews for the Chief Executive Officer.

Our Board of Directors and management have reviewed the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC, and Nasdaq Listing Standards regarding corporate governance policies and procedures. We believe that our Corporate Governance Guidelines and committee charters meet current requirements and reflect high standards of corporate governance.

Committees of the Board

The Board of Directors has three standing committees:

•	Audit Committee;

•	Compensation Committee; and

•	Nominating and Corporate Governance Committee.

The Audit Committee of the Board currently is comprised of three directors selected by our Board. During the 2005 fiscal year and currently, the members of our Audit Committee are Thomas S. Porter (Chairman), Frank M. Fischer and Mark Lortz. The Board has determined that Mark Lortz is an “audit committee financial expert” as such term is defined in rules of the SEC, and that each member of the Audit Committee is financially literate as defined in the Nasdaq Listing Standards. Each member of the Audit Committee also is “independent” as independence for audit committee members is defined in the Nasdaq Listing Standards.

The Audit Committee acts pursuant to the written Audit Committee Charter approved by the Board of Directors. The current Audit Committee Charter is attached as Appendix A. It is also available on the Corporate Governance section of the IntraLase website. Our website address is www.intralase.com. Pursuant to its charter, the Audit Committee is authorized to handle all matters that it deems appropriate regarding our independent registered public accountants and to otherwise communicate and act upon matters relating to the review and audit of our books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by us. The Audit Committee held eleven meetings (including telephonic meetings) during 2005.

The Compensation Committee of the Board currently is comprised of four directors selected by our Board. The current members of the Compensation Committee are William J. Link, Ph.D. (Chairman), Frank M. Fischer, Gilbert H. Kliman, M.D., and Jay T. Holmes. Each member of the Compensation Committee is an independent director as defined in the Nasdaq Listing Standards. The Compensation Committee acts pursuant to the written Compensation Committee Charter approved by the Board of Directors. The charter is available on the Corporate Governance section of the IntraLase website, www.intralase.com. The responsibilities of the Compensation Committee include advising the Board on officer and employee compensation. The Compensation Committee establishes and reviews all compensation programs for our executive officers and other key employees. The Compensation Committee held five meetings (including telephonic meetings) during 2005.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board currently is comprised of three directors selected by our Board. During the 2005 fiscal year and currently, the members of our Nominating Committee were Gilbert H. Kliman, M.D., Mark Lortz and Jay T. Holmes. Each member of the Nominating Committee is an independent director as defined in the Nasdaq Listing Standards. The Nominating Committee acts pursuant to the written Nominating and Corporate Governance Committee Charter approved by the Board of Directors. The charter is available on the Corporate Governance section of the IntraLase website, www.IntraLase.com. The functions of the Nominating Committee include identifying and recommending potential candidates qualified to become members of our board of directors and evaluating and reviewing the performance of our existing directors. Additionally, this committee makes recommendations to our board of directors regarding governance matters. The Nominating Committee met one time during 2005. Nominating Committee matters were sometimes also addressed during meetings of the full Board.

Members of the Board of Directors, management or stockholders may recommend director candidates. The Nominating Committee also may use the services of an executive search firm to help identify and evaluate possible nominees for director. Stockholders may recommend nominees for membership on the Board to the Nominating Committee by submitting the names and qualifications in writing to the Corporate Secretary of the Company at 9701 Jeronimo, Irvine, California 92618. IntraLase’s bylaws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an annual meeting of stockholders, which are described in the section entitled “Stockholder Proposals” below. A stockholder’s recommendation of a qualified candidate that is made in accordance with these procedures will be subject to the same evaluation process as other nominees considered by the Nominating Committee. No director nominations by stockholders have been received as of the filing of this proxy statement.

In assessing each potential candidate, the Nominating Committee will review the nominee’s experience, training, education, independence, understanding of the Company’s or other related industries and such other factors the Committee determines appropriate in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors in evaluating candidates for Board membership as are the needs of the Company and the range of talent and experience already represented on the Board. The Nominating Committee will also take into account the ability and willingness of a candidate to devote the time and effort necessary to fulfill his or her responsibilities.

Compensation of Directors

Effective January 1, 2005, each of our directors who is not an employee, referred to throughout this proxy statement as an “outside director,” receives an annual retainer of $15,000, payable quarterly, $2,500 for each board meeting attended in person and $1,000 for each committee meeting attended in person or for telephonic meetings exceeding one hour. In addition, the audit committee chairperson receives an annual retainer of $15,000, payable quarterly, and all directors may be reimbursed for expenses incurred in connection with their attendance at board and committee meetings. Outside directors may receive their annual retainer and the audit committee chairperson may receive his annual retainer in cash or in a stock option issued for the fair market value on the date of grant, vesting immediately, for the number of shares equivalent to the value of the cash compensation using a Black-Scholes or bi-nomial model to determine the value of each on the date of grant.

In addition, each person who is elected or appointed for the first time to be an outside director is granted an initial option, on the date of his or her election or appointment to the board, to purchase 40,000 shares of our common stock. Effective January 1, 2006, the initial option grants vest and become exercisable ratably over 36 months. Initial option grants made prior to January 1, 2006 vested over two years, 50% on the first anniversary of the date of grant and the balance on the second anniversary of the date of grant. Outside directors will, following the one-year anniversary of their appointment and each year thereafter on the next business day following our annual meeting, receive an additional option to purchase 12,000 shares of our common stock. Effective January 1, 2006, such annual options vest and become exercisable ratably over twelve months. Prior to January 1, 2006, vesting was immediate. Options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

The Compensation Committee requested that our Human Resources department hire an independent executive compensation firm to collect and assess competitive compensation information for outside directors and to report the information to the Compensation Committee in order that the Compensation Committee could consult such report prior to implementing the outside director compensation effective January 1, 2006.

Executive Officers and Directors

The following table sets forth information with respect to our executive officers and directors as of March 31, 2006:

Name	Age	Position
Robert J. Palmisano	61	President and Chief Executive Officer, Director
Shelley B. Thunen	53	Executive Vice President and Chief Financial Officer
P. Bernard Haffey	43	Executive Vice President and Chief Commercial Officer
Charline Gauthier, O.D., Ph.D.	43	Executive Vice President and Chief Operating Officer
James A. Lightman	48	Senior Vice President and General Counsel
Kevin Harley	47	Vice President, Human Resources
Tibor Juhasz, Ph.D.	47	Vice President and Chief Technical Officer
Eric Weinberg	45	Vice President, Marketing and Professional Affairs
William J. Link, Ph.D.(2)	59	Director, Chairman of the Board
Frank M. Fischer(1)(2)	64	Director
Gilbert H. Kliman, M.D.(2)(3)	47	Director
Mark Lortz(1)(3)	54	Director
Jay T. Holmes(2)(3)	63	Director
Thomas S. Porter(1)	62	Director

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and governance committee.

Robert J. Palmisano. Mr. Palmisano joined us as our President, Chief Executive Officer and a director in April 2003. From April 2001 to April 2003, Mr. Palmisano was the President, Chief Executive Officer and a director of MacroChem Corporation, a publicly held development stage pharmaceutical corporation. From April 1997 to January 2001 Mr. Palmisano served as President and Chief Executive Officer and a director of Summit Autonomous, Inc., a publicly held global medical products company that was acquired by Alcon, Inc. in October 2000. Prior to 1997, Mr. Palmisano held various executive positions with Bausch & Lomb Incorporated, a global eye care company. Since March 2005, Mr. Palmisano has served as a member of the Board of Directors of Osteotech, Inc., a public company. Since May 2002, Mr. Palmisano has served as a member of the Board of Directors of Songbird Hearing, Inc. Since December 2005, Mr. Palmisano has served as a member of the Board of Directors of Orametrix, Inc. Mr. Palmisano earned his B.A. in Political Science from Providence College.

Shelley B. Thunen. Ms. Thunen has served as our Executive Vice President and Chief Financial Officer since October 2004. From May 2001 to October 2004, Ms. Thunen served as our Chief Financial Officer. From January 2000 to January 2001, she was the Executive Vice President, Chief Financial Officer and Corporate Secretary of Versifi, Inc., which designs, develops and markets Java internet infrastructure software. Versifi was acquired by Reef SA/NV in December 2000. From August 1992 to January 2000, Ms. Thunen was the Chief Financial Officer, Vice President of Operations and Corporate Secretary of VitalCom, Inc., a leading manufacturer of computer networks for cardiac monitoring systems. VitalCom was acquired by General Electric Corp. in 2001. Ms. Thunen earned her M.B.A. and her B.A. in Economics from the University of California, Irvine.

P. Bernard Haffey. Mr. Haffey has served as our Executive Vice President and Chief Commercial Officer since July 2004. From March 2003 to July 2004, Mr. Haffey served as our Vice President, Business Development. From September 2001 to September 2002, Mr. Haffey was the Chief Executive Officer of NeuroVision, Inc., an early stage vision therapy company. From September 1997 to December 2000, Mr. Haffey was Executive Vice President, Chief Commercial Officer and Vice President of Marketing and Sales at Summit Autonomous, Inc. Prior to September 1997, Mr. Haffey held key sales and marketing positions with Mentor Corporation, a medical device company serving multiple markets including the ophthalmic market. Mr. Haffey earned his B.A. from Colgate University and his M.B.A. from Cornell University.

Charline Gauthier, O.D., Ph.D. Dr. Gauthier has serviced as our Executive Vice President and Chief Operating Officer since October 2004. From July 2003 to October 2004, Ms. Gauthier served as our Vice President, Research, Development and Corporate Affairs. After Summit Autonomous Inc. was acquired by Alcon, Inc. in October 2000, Dr. Gauthier was hired by Alcon, Inc. and from October 2000 to December 2001 served as its Vice President and General Manager of the Orlando Technology Center and was responsible for medical lasers and accessories for eye surgery. From April 2000 to October 2000, she was the Executive Vice President and Chief Operations Officer of Summit Autonomous, Inc. From October 1998 to April 2000, Dr. Gauthier was the Chief Operating Officer of Autonomous Technologies Corporation or ATC. ATC was acquired by Summit Autonomous in April 2000. Dr. Gauthier earned her M.B.A. from Crummer Graduate School of Business, Rollins College, her Ph.D. from the University of New South Wales in Sydney, Australia and her Doctor of Optometry, from the University of Waterloo, Canada.

James A. Lightman. Mr. Lightman has served as our Senior Vice President and General Counsel since February 2005. From December 2004 to January 2005, Mr. Lightman was the Vice President, Finance and Administration and General Counsel at Amicore, Inc., which provides software and services to physicians. From May 2002 to December 2004, Mr. Lightman was Vice President and General Counsel at Amicore, Inc. From January 2001 to May 2002, Mr. Lightman was Vice President, General Counsel and Secretary at Zaiq Technologies, Inc., a semiconductor design engineering solutions firm. From January 2000 through December 2000, Mr. Lightman was Senior Vice President, General Counsel and Clerk for Summit Autonomous, Inc., a global medical products company that was acquired by Alcon, Inc. in October 2000. Mr. Lightman earned his law degree, cum laude, from Boston University School of Law and his B.S., magna cum laude, from Boston University School of Management.

Kevin Harley. Mr. Harley has served as our Vice President, Human Resources since August 2004. From July 2001 to August 2004, Mr. Harley served as Vice President of Employee Relations for Edwards Lifesciences Corporation, a public company that provides products and technologies designed to treat advanced cardiovascular disease. From April 2000 to July 2001, Mr. Harley served as Vice President of Human Resources for Edwards. From December 1999 to April 2000, Mr. Harley served as Vice President of Human Resources for Baxter Healthcare Corporation (Cardiovascular Group), the principal U.S. operating subsidiary of Baxter International Inc., a global medical products and services company. From May 1994 to December 1999, Mr. Harley served as Director of Human Resources for Baxter and, prior to May 1994, Mr. Harley held various other positions with Baxter. Mr. Harley earned his B.A. from the State University of New York at Buffalo in Psychology and his M.B.A. in Human Resources from National University.

Tibor Juhasz, Ph.D. Dr. Juhasz is a co-founder of IntraLase. Dr. Juhasz has served as our Chief Technical Officer since September 1997. From August 1988 to March 1996, Dr. Juhasz was the Chief Scientist at Intelligent Surgical Lasers Inc., where he led a team in developing the first ultra-fast laser ever used in ophthalmology. From March 1996 to September 1997, Dr. Juhasz held key research positions with Escalon Medical. From 1996 to the present, Dr. Juhasz has been an associate professor of biomedical engineering and ophthalmology at the University of Michigan. Dr. Juhasz earned his B.A. and Ph.D. in Physics from JATE University of Szeged, Hungary in 1986, along with post-doctoral training at the University of Rochester and the University of California, Irvine.

Eric Weinberg. Mr. Weinberg has served as our Vice President, Marketing and Professional Affairs since September 1999. From March 1993 to September 1999, Mr. Weinberg was the Global Director of Refractive Surgery at Chiron Vision, a subsidiary of the Chiron Corporation specializing in ophthalmic surgical products. At Chiron Vision, Mr. Weinberg was responsible for the management of its microkeratome blade technology, laser product lines and its LASIK education program.

William J. Link, Ph.D. Dr. Link has served on our Board of Directors since December 1998 and became our Chairman of the Board in July 2003. Dr. Link has served on the board of directors of Advanced Medical Optics, Inc. since June 2002. Dr. Link is a founder and since November 1999 has been a managing director of

Versant Ventures I, LLC (Versant) the General Partner of Versant Venture Capital I, LP, Versant Affiliates I-A, LP, Versant Affiliates I-B, LP, Versant Side Fund I, LP. Versant, together with its affiliated partnerships, is a medical and healthcare venture capital firm. Since January 1998, Dr. Link has been a managing member of Brentwood IX Ventures and Brentwood VIII Ventures. From January 1986 to December 1997, Dr. Link was the Chairman and Chief Executive Officer of Chiron Vision. Dr. Link earned his B.S., M.S. and Ph.D. degrees in Mechanical Engineering from Purdue University.

Frank M. Fischer. Mr. Fischer has served on our Board of Directors since September 2002. Since January 2000, Mr. Fischer has served as the President and Chief Executive Officer and a director of NeuroPace, Inc., a private company formed to develop and sell treatment devices for neurological disorders. From May 1998 until December 1999, Mr. Fischer was President, Chief Executive Officer and a director of Heartport, Inc., a public cardiac surgery company. Mr. Fischer earned his B.S.M.E. and his M.S. in Management from Rensselaer Polytechnic Institute.

Jay T. Holmes. Mr. Holmes has been an attorney and business consultant since mid-1996. From 1999 to 2005, Mr. Holmes served as a member of the Board of Directors of Visx, Incorporated. From 1981 until mid-1996, Mr. Holmes held several senior management positions at Bausch & Lomb Incorporated, the most recent being Executive Vice President and Chief Administrative Officer from 1995 to 1996 and Senior Vice President and Chief Administrative Officer from 1993 to 1995. From 1983 to 1993, Mr. Holmes was Senior Vice President, Corporate Affairs, and from 1981 to 1983 Vice President and General Counsel at Bausch & Lomb. Mr. Holmes was a member of the Board of Directors of Bausch & Lomb from 1986 until 1996. Mr. Holmes serves on the Board of Directors of Occulogix, Inc. a company engaged in the treatment of macular degeneration. Mr. Holmes earned his B.A. from the University of Alaska and his J.D. from the University of Wisconsin.

Gilbert H. Kliman, M.D. Dr. Kliman has served on our Board of Directors since October 2000. Since February 1999, Dr. Kliman has been a Managing Director of InterWest Partners, a venture capital firm. From December 1996 to February 1999, Dr. Kliman was a Venture Partner of InterWest. A board-certified ophthalmologist, Dr. Kliman is the former West Coast Director of LCA Vision and previously was an Assistant Professor of Ophthalmology at New England Medical Center. Dr. Kliman earned his B.A. from Harvard University, his M.D. from the University of Pennsylvania and his M.B.A. from Stanford University.

Mark Lortz. Mr. Lortz has served on our Board of Directors from October 2002 to the present. Since July 2004, Mr. Lortz has served on the board of directors of NeuroMetrix, Inc., a public company that develops products to treat diseases of the peripheral nerves and spine. Since June 2004, Mr. Lortz has served on the board of directors of Cutera, Inc., a public company which manufactures laser and other light-based products for aesthetic treatments. Mr. Lortz also serves on the board of directors of Fovioptics, Inc., a privately-held company in the healthcare industry. From April 1997 to April 2004, Mr. Lortz was the President and Chief Executive Officer of TheraSense, Inc., a public company offering glucose self-monitoring systems for diabetes management. TheraSense, Inc. was purchased by Abbott Laboratories in April 2004. Prior to April 1997, Mr. Lortz held various positions at LifeScan, a subsidiary of Johnson & Johnson, including Group Vice President, Worldwide Operations and International Franchise Development. Mr. Lortz earned his M.B.A. in Management from Xavier University and his B.S. in Engineering Science from Iowa State University.

Thomas S. Porter. Mr. Porter has served on our Board of Directors since December 1997. Since January 2004, Mr. Porter has served as a General Partner of Trillium Ventures, a venture capital firm, and since March 2005, as Executive in Residence at the Ross School of Business at the University of Michigan. From May 1987 to January 2004, Mr. Porter was a General Partner and co-founder of EDF Ventures. At EDF he was responsible for the health care practice and served as interim Chief Executive Officer for several health care companies in the portfolio, was a founder of five, and served on numerous boards. Since February 1, 2004, Mr. Porter has served as Partner Emeritus of EDF Ventures. Mr. Porter earned his B.A. from DePauw University and earned an M.B.A. from the University of Michigan, where he also teaches and is a member of its Corporate Advisory Board.

Executive Compensation

The following table sets forth all compensation received for services rendered to us in all capacities during the year ended December 31, 2005, by our current chief executive officer, and each of the four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in 2005. These officers are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

	Annual Compensation							Long Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Securities Underlying Options(#)	All Other Compensation
Robert J. Palmisano President and Chief Executive Officer(1)	2005	$450,000		$221,781		$105,585	(2)	70,000	$1,584
	2004	438,109		280,714		46,665	(3)	126,267	1,645
	2003	290,570	(4)	179,263		32,150	(5)	1,154,445	715

Shelley B. Thunen Executive Vice President and Chief Financial Officer	2005	250,000		79,527		—		30,000	552
	2004	208,850		93,575		—		14,431	573
	2003	186,923		60,291		—		33,378	552

P. Bernard Haffey Executive Vice President and Chief Commercial Officer(6)	2005	281,000		104,730		—		35,000	240
	2004	243,029		106,501		—		28,860	249
	2003	158,092		71,511		—		237,311	185

Charline Gauthier Executive Vice President and Chief Operating Officer(7)	2005	281,000		111,756		—		30,000	240
	2004	229,251		93,286		—		14,431	249
	2003	112,988		62,016		60,767	(8)	230,095	102

James A. Lightman Senior Vice President and General Counsel(9)	2005	194,712		75,330	(10)	148,164	(11)	229,740	318

(1)	Mr. Palmisano joined us as our President and Chief Executive Officer in April 2003.
(2)	Includes $89,917 in temporary living expenses inclusive of tax gross up, $3,668 of investment gain on deferred compensation, and a $12,000 car allowance.
(3)	Includes $46,665 in temporary living expenses.
(4)	Includes signing bonus for accepting the position as our President and Chief Executive Officer.
(5)	Includes $32,150 in temporary living expense.
(6)	Mr. Haffey joined us as our Vice President, Business Development in March 2003.
(7)	Dr. Gauthier joined us as our Vice President, Research, Development and Corporate Affairs in July 2003.
(8)	Includes $60,767 in relocation expenses.
(9)	Mr. Lightman joined us as our Senior Vice President and General Counsel in February 2005.
(10)	Includes signing bonus for accepting the position as our General Counsel.
(11)	Consists of relocation expenses inclusive of tax gross up.

Option Grants in Fiscal 2005

The following table sets forth information concerning stock options granted to our named executive officers during the fiscal year ended December 31, 2005, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock. No stock appreciation rights were granted to our named executive officers during 2005.

Option Grants In Last Fiscal Year

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal Year 2005	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(6)
						5%	10%
Robert J. Palmisano	70,000	(1)	11.87	$15.40	April 27, 2015	$677,948	$1,718,054
Charline Gauthier	30,000	(2)	5.09	$15.40	April 27, 2015	$290,549	$736,309
P. Bernard Haffey	35,000	(3)	5.93	$15.40	April 27, 2015	$338,974	$859,027
Shelley B. Thunen	30,000	(4)	5.09	$15.40	April 27, 2015	$290,549	$736,309
James A. Lightman	229,740	(5)	38.96	$21.40	Feb. 14, 2015	$3,091,920	$7,835,533

(1)	Pursuant to the terms of our 2004 Stock Incentive Plan, Mr. Palmisano was granted incentive stock options to purchase 9,258 shares of our common stock and nonqualified stock options to purchase 60,742 shares of our common stock. With respect to Mr. Palmisano’s incentive stock options, the options become exercisable as to 3.1% of the shares each month beginning January 27, 2008 through December 27, 2008, with the balance becoming exercisable in 15.8% increments monthly thereafter through full vest on April 27, 2009. With respect to Mr. Palmisano’s nonqualified stock options, the options become exercisable as to 28.8% of the shares on April 27, 2006, the first anniversary of the date of grant, with 2.4% increments becoming exercisable each month thereafter through December 27, 2007, and the balance becoming exercisable in 1.9% increments through full vest on December 27, 2008.
(2)	Pursuant to the terms of our 2004 Stock Incentive Plan, Dr. Gauthier was granted incentive stock options to purchase 8,643 shares of our common stock and nonqualified options to purchase 21,357 shares of our common stock. Dr. Gauthier’s incentive stock options become exercisable in 5.9% increments monthly from January 27, 2008 through December 27, 2008, and then 7.2% increments each month through full vest on April 27, 2009. Dr. Gauthier’s nonqualified stock options become exercisable as to 35.1% of the shares on the first anniversary of the date of grant, April 27, 2006, with 2.9% increments becoming exercisable monthly through December 27, 2007, and .5% increments becoming exercisable January 27, 2008 through full vest on December 27, 2008.
(3)	Pursuant to the terms of our 2004 Stock Incentive Plan, Mr. Haffey was granted incentive stock options to purchase 7,666 shares of our common stock and nonqualified stock options to purchase 27,334 shares of our common stock. Mr. Haffey’s incentive stock options become exercisable as to 5.2% of the shares beginning January 27, 2008 through December 27, 2008, with the balance becoming exercisable in 9.5% increments each month through full vest on April 27, 2009. Mr. Haffey’s nonqualified stock options become exercisable as to 32% of the shares on April 27, 2006, the first anniversary of the date of grant, with 2.7% increments becoming exercisable monthly through December 27, 2007, with the balance becoming exercisable in 1.2% monthly increments thereafter through full vest on December 27, 2008.
(4)	Pursuant to the terms of our 2004 Stock Incentive Plan, Ms. Thunen was granted incentive stock options to purchase 17,434 shares of our common stock and nonqualified options to purchase 12,566 shares of our common stock. Ms. Thunen’s incentive stock options become exercisable as to 13.5% of the shares on April 27, 2006, the first anniversary of the date of grant, with 1.1% increments becoming exercisable each month thereafter through December 27, 2007, 2.3% increments becoming exercisable each month through December 27, 2007, 2.9% increments becoming exercisable each month through December 27, 2008 and the balance becoming exercisable in 3.6% monthly increments through full vest on April 27, 2009. Ms. Thunen’s nonqualified stock options become exercisable as to 41% of the shares on April 27, 2006, the first anniversary of the date of grant, with 3.4% increments becoming exercisable monthly through December 27, 2006, 1.7% increments becoming exercisable monthly through December 27, 2007, and the balance becoming exercisable in 1% increments thereafter through full vest on December 27, 2008.
(5)	Pursuant to the terms of our 2000 Stock Incentive Plan, Mr. Lightman was granted incentive stock options to purchase 4,672 shares of our common stock and nonqualified options to purchase 225,068 shares of our common stock. On December 19, 2005, our Board of Directors approved the accelerated vesting of all unvested incentive and nonqualified stock options with an exercise price per share of $18.88 or higher, subject to continued restrictions on sale based on original vesting terms.

(6)	The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% are calculated based on rules promulgated by the Securities and Exchange Commission based upon a per share market price of the common stock underlying the stock options at the time the options were granted and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Aggregated Option Exercises and Values for Fiscal 2005

The following table sets forth information concerning the number of shares underlying unexercised stock options held by our named executive officers at December 31, 2005, and the value of such named executive officers’ unexercised options at December 31, 2005. The value of unexercised in-the-money options at December 31, 2005 represents an amount equal to the difference between the price of $17.83 per share and the applicable option exercise price, multiplied by the number of unexercised in-the-money options. No stock options were exercised by our named executive officers in 2005.

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

Name	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Palmisano	822,245	528,467	$12,472,354	$7,037,820
P. Bernard Haffey	165,141	136,029	2,463,161	1,529,219
Charline Gauthier	145,031	129,495	2,206,310	1,578,096
Shelley B. Thunen	181,337	51,770	2,903,968	391,071
James A. Lightman	229,740	0	0	0

Employment Agreement with Mr. Palmisano

Mr. Palmisano has been employed as our President and Chief Executive Officer pursuant to a three-year employment agreement dated April 10, 2003. In February, 2006, this agreement was renewed by our board of directors for an additional three year period under substantially similar terms. Under his employment agreement, Mr. Palmisano is currently entitled to receive a base annual salary of $472,500, subject to further adjustment by the board of directors. Mr. Palmisano is also entitled to a monthly housing expense allowance, grossed up for taxes, and a monthly car expense allowance.

In addition, Mr. Palmisano is presently entitled to receive an annual cash bonus in an amount of up to seventy five percent (75%) of his then-current base salary. The annual bonus will be paid based upon IntraLase’s performance as measured against the goals set by our board of directors for each fiscal year. The bonus is payable within ninety days following the end of each fiscal year.

Upon joining IntraLase, Mr. Palmisano received options to purchase 1,154,445 shares of our common stock at an exercise price of $2.54 per share. The options vest over four years of continuous service in accordance with the usual vesting provisions of our 2000 Stock Incentive Plan. Any unvested options held by him will vest in full and become immediately exercisable upon a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation, dissolution or winding up of IntraLase. In addition, he is eligible to receive annual option grants in accordance with our policies and procedures. On April 27, 2004, Mr. Palmisano received options to purchase 126,267 shares of our common stock at an exercise price of $4.49 per share. On

April 27, 2005, Mr. Palmisano received options to purchase 70,000 shares of our common stock at an exercise price of $15.40 per share. The options vest over four years of continuous service in accordance with the vesting provisions of our 2000 and 2004 Stock Incentive Plans.

Pursuant to the terms of the foregoing employment agreement, Mr. Palmisano is eligible to participate in any and all other plans providing general benefits for our employees including, without limitation, life, medical, dental and 401(k) savings plans. If Mr. Palmisano’s employment is terminated other than for good cause or if he resigns voluntarily for good reason, he is entitled to receive:

•	accrued salary;

•	accrued but unused vacation;

•	his then current annual salary for a two-year period;

•	a bonus proportional to the annual bonus which would have been achievable for such fiscal year provided our actual performance equals or exceeds the agreed upon goals on a year to date basis for the period from the end of the prior fiscal year through the effective date of such expiration or termination; and

•	payment of premiums if he elects continuation coverage under COBRA.

If terminated upon a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation, dissolution or winding up of IntraLase, he will receive each of the foregoing benefits except that he will continue receive his then-current annual salary for a three-year period and a lump sum payment of three years’ worth of his bonus. If Mr. Palmisano’s employment is terminated for good cause or if he voluntarily resigns for other than a good reason he will be entitled to receive accrued, but unpaid salary and accrued vacation pay, but no other amounts. Mr. Palmisano’s employment agreement also contains obligations to maintain the confidentiality of IntraLase’s information.

Employment Agreement with Dr. Gauthier

Dr. Gauthier is employed as our Executive Vice President and Chief Operating Officer. Pursuant to an employment letter agreement dated May 14, 2003 she was entitled to receive a base salary of $234,000 per year after our initial public offering. Effective October 2004, Dr. Gauthier was promoted from Vice President, Research, Development and Corporate Affairs to her current position. During 2005, Dr. Gauthier received an annual base salary of $275,000. Effective January 1, 2006, her annual base salary was increased to $295,000. For 2005, Dr. Gauthier was eligible to receive an annual bonus in an amount of up to forty percent (40%) of her then-current base salary (increased to 50% for 2006), which shall be paid based upon IntraLase’s performance as measured against certain predetermined goals for each fiscal year.

Upon joining IntraLase, Dr. Gauthier received options to purchase 230,095 shares of our common stock at an exercise price of $2.54 per share. The options vest over four years of continuous service in accordance with the usual vesting provisions of our 2000 Stock Incentive Plan. Any unvested options held by her will vest in full and become immediately exercisable upon a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation, dissolution or winding up of IntraLase. In addition, she is eligible to receive annual option grants in accordance with our policies and procedures. On April 27, 2004, Dr. Gauthier received options to purchase 14,431 shares of our common stock at an exercise price of $4.49 per share. On April 27, 2005, Dr. Gauthier received options to purchase 30,000 shares of our common stock at an exercise price of $15.40 per share. The options vest over four years of continuous service in accordance with the vesting provisions of our 2000 Stock Incentive Plan and 2004 Stock Incentive Plan, respectively.

Pursuant to the terms of the foregoing employment letter agreement, Dr. Gauthier is eligible to participate in any and all other plans providing general benefits to our employees including, without limitation, life, medical, dental and 401(k) savings plans.

Employment Agreement with Mr. Harley

Mr. Harley is employed as our Vice President, Human Resources pursuant to an employment letter agreement dated July 14, 2004. Under his employment letter agreement, he is entitled to receive a base salary of approximately $180,000 per year. Effective January 1, 2006, Mr. Harley’s annual base salary was increased to $185,000 per year. Mr. Harley is also eligible to receive an annual bonus in an amount of up to thirty percent (30%) of his then-current base salary, which shall be paid based upon IntraLase’s performance as measured against certain predetermined goals for each fiscal year.

In addition, Mr. Harley is entitled to the following:

•	Upon joining IntraLase and the approval of our board of directors, Mr. Harley was granted options to purchase 128,280 shares of our common stock at an exercise price of $12.73.

•	Mr. Harley is eligible to participate in any and all other plans providing general benefits for our employees including, without limitation, life, medical, dental and 401(k) savings plans.

Employment Agreement with Mr. Lightman

Mr. Lightman has been employed as our Senior Vice President and General Counsel since February 14, 2005 pursuant to an employment letter agreement dated December 23, 2004. Under his employment letter agreement, he is entitled to receive a base salary of approximately $225,000 per year, which was increased to $235,000 effective January 1, 2006. He also received a one time signing bonus of $25,000. Mr. Lightman is also eligible to receive an annual bonus in an amount of up to thirty-five percent (35%) of his then-current base salary, which shall be paid based upon IntraLase’s performance as measured against certain predetermined goals for each fiscal year.

The agreement provides that if Mr. Lightman moves his primary residence from Boston, Massachusetts to Orange County, California IntraLase will pay for some of his costs associated with selling his home in Massachusetts and moving to California, not to exceed $125,000 unless approved by the CEO, inclusive of any gross-up of such costs deemed taxable by the Internal Revenue Service. Mr. Lightman completed his relocation to Orange County in 2005.

In addition, Mr. Lightman is entitled to the following:

•	Mr. Lightman was granted options to purchase 229,740 shares of our common stock at an exercise price of $21.40.

•	If Mr. Lightman is terminated without cause or he leaves for good reason, other than in connection with a change of control, he will receive the severance benefits set forth in his change of control agreement described below except that the severance payment will be equal to one year’s base salary and the period for extension of his benefits will be limited to one year. These rights are greater than the rights provided in the change in control agreements described below.

•	Mr. Lightman is eligible to participate in any and all other plans providing general benefits for our employees including, without limitation, life, medical, dental and 401(k) savings plans.

Change-in-Control Arrangements

In addition to the change in control arrangements provided in Mr. Palmisano’s employment agreement, each of our outstanding stock option agreements and restricted stock purchase agreements provides that there will be an acceleration of vesting upon a change in control event as described in the section “Management—Stock Option Plans.”

In addition, as of March 31, 2006, each of Robert Palmisano, Shelley Thunen, Eric Weinberg, Charline Gauthier, Kevin Harley, Bernard Haffey, Tibor Juhasz and James Lightman has entered into a Change of Control

Agreement with us. All of these agreements are substantially similar to each other. Under these agreements, after we begin any effort to sell IntraLase and prior to a change of control as defined below or twelve months following or otherwise in connection with a change of control, if we terminate the executive officer’s employment without cause, or if the executive officer quits for good reason, we will pay them the following as severance:

•	a cash amount equal to a percentage of the sum of (a) their then current annual base salary subject to possible adjustment if their salary was lowered in the prior 60 days, plus (b) their target bonus for the then current year or for the year immediately prior to the change of control, whichever is higher. These payments are in addition to and not in lieu of salary and bonus for the current year that has been earned but not yet paid. The percentage is 100% in the case of Mr. Harley, Dr. Juhasz and Mr. Weinberg, 200% in the case of Dr. Gauthier, Mr. Haffey, Mr. Lightman and Ms. Thunen and 300% in the case of Mr. Palmisano;

•	until the earlier of a certain period of time from the date of termination or the date they start a new job with substantially similar benefits, whichever is earlier, we will provide them with any medical, dental, disability, life insurance and automobile reimbursement benefits and other perquisites in effect at the time of termination, subject to possible adjustment if benefits were lowered within the past 60 days. The period of time is one year in the case of Mr. Harley, Dr. Juhasz and Mr. Weinberg, two years in the case of Dr. Gauthier, Mr. Haffey, Mr. Lightman and Ms. Thunen and three years in the case of Mr. Palmisano;

•	following such time period of payment of benefits, we will permit the executive officer to elect to continue their medical and dental benefits under COBRA, which election shall be made at the time of termination and paid by us for the period provided herein;

•	all IntraLase stock options held by the executive officer will become exercisable and remain exercisable for the life of the options; and

•	we will continue to manage our Non-Qualified Executive Deferred Compensation Plan during the full period that the executive officer has elected to receive benefits under such plan. An election to commence payments thereunder upon retirement shall be executive’s retirement from full-time employment with any employer or age 65, whichever is earlier.

If and to the extent that any payments in the context of a change of control are made to our executive officers and exceed three times the average of that executive officer’s W-2 compensation for the five years preceding the change of control, the payments or benefits will be subject to the excise tax imposed by Section 4999 and the nondeductibility provisions imposed by Section 280G of the Internal Revenue Code. In such circumstances we will make a gross-up payment to the executive officer to compensate the executive officer for all taxes imposed under Section 4999 and we will not be permitted to deduct from our taxes the full amount of the compensation paid to the executive officer.

In these agreements, change of control means one or more of the following:

•	any person becomes the owner of at least 50% of our common stock;

•	if individuals who constitute our board of directors as of the date of the Change of Control Agreement cease to be at least a majority of the board, unless the new directors are approved by at least a majority of the directors in office at the time this agreement is signed, subject to limited exceptions;

•	there is a reorganization, merger, consolidation or similar transaction that will transfer ownership of more than 50% of our outstanding common stock or result in the issuance of new shares of our common stock in an amount equal to more than 50% of the amount of common stock outstanding immediately prior to such issuance; or

•	we are liquidated, dissolved or sell substantially all of our assets.

Report of the Compensation Committee

IntraLase’s compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee’s members consist of directors who are independent from the executive officers or the management of the Company. IntraLase’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value. The programs are designed to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders.

Compensation Policy

IntraLase’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s stockholders. In support of this philosophy, a meaningful portion of each executive’s compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for IntraLase’s stockholders from both a short-term and long-term perspective. With this pay-for-performance and stockholder alignment orientation, IntraLase’s compensation policies and programs are designed to (1) attract, develop, reward and retain highly qualified and productive individuals; and (2) motivate executives to improve the overall performance and profitability of IntraLase.

There are three primary components of executive compensation: base salary, bonus and stock option grants. While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by the Company to the individual executive. The Compensation Committee periodically requests that the Human Resources department of the Company hire an independent executive compensation firm to collect and assess competitive compensation information and to report the information to the Compensation Committee in order that the committee can assess each executive’s compensation. The most recent independent executive compensation firm engagement was completed and reported to the Compensation Committee in April 2006.

Base Salary

Salaries paid to executive officers (including the Chief Executive Officer) are reviewed annually by the Compensation Committee and proposed adjustments are based upon an assessment of the nature of the position and the individual’s contribution to achieving corporate and individual goals which support the corporate goals, experience and tenure of the executive officer, comparable market salary data, growth in the Company’s size and complexity, and changes in the executive’s responsibilities. The Compensation Committee approves all changes to executive officers’ salaries.

Annual Management Bonus

IntraLase has established cash bonus plans for all employees including a plan which includes executive management. Payment of bonuses is dependent on the Company achieving specific performance criteria for the fiscal year. During fiscal 2005, 50% of the executive management bonus was tied to objective Company performance criteria related to revenue, profitability, U.S. market share and secure procedure activation; provided, however, that all of the bonus for our Chief Executive Officer and General Counsel were tied to the Company achieving the corporate performance criteria. The remaining 50% was tied to objective individual performance targets. No amounts attributable to individual performance targets are paid unless the Company first achieves the Company performance targets for the fiscal year at a level of at least 80%. The Company-wide performance targets are established at the beginning of the fiscal year on the basis of recommendations developed by management and approved by the Board of Directors. The individual performance targets are also established at the beginning of the fiscal year by the individual’s manager and these targets are designed to further IntraLase’s corporate goals. Employee participants are eligible for their individual bonuses based upon IntraLase’s overall achievement of its performances goals and their individual goals by multiplying such participant’s base rate of salary by a percentage value assigned to such participant and the percentage achievement of goals. The Compensation Committee reviews and approves all bonuses for executive officers, based upon an evaluation of the company performance criteria and performance of individual goals. The bonus payments made for fiscal 2005 were based on 73% achievement of corporate criteria, with varying individual performance achievement.

Stock Options

Stock options are designed to align the interests of executives with those of the stockholders. Stock option grants may be made to executive officers when one of the following events occurs: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance, or as an incentive for continued service with IntraLase as well as continued superior performance. For executive officers, the Chief Executive Officer recommends the number of options to be granted within a range associated with the individual executive’s salary level, and presents this to the Compensation Committee for their review and approval. The Compensation Committee takes into account the total compensation offered to its executives and the most recent independent executive compensation report when considering the number of options awarded. All grants for executives of the Company are submitted to the Compensation Committee for approval. See “Executive Officers—Option Grants In Fiscal 2005.”

CEO Compensation

Review of Components of Chief Executive Officer and Named Executive Officer Compensation

The principal components of compensation for the Chief Executive Officer for fiscal 2005 included base salary, bonus and stock options. The Compensation Committee increased Mr. Palmisano’s base salary to $450,000, effective October, 2004, based on the terms and provisions of his employment agreement, which provided for an increase in his base salary upon the successful completion of IntraLase’s initial public offering. Mr. Palmisano’s base salary remained at $450,000 during fiscal 2005 and, in connection with the annual base salary review described above, was increase to $472,500 effective January 1, 2006

The Compensation Committee has reviewed all components of the Chief Executive Officer’s and the named executive officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the company of all perquisites and other personal benefits and the potential payouts under several potential severance and change-in-control scenarios.

The Committee’s Conclusion

Based on the Compensation Committee’s review and the report prepared by the executive officer compensation consultant engaged by the Committee to assist in such review, the Committee finds the Chief Executive Officer’s and Named Executive Officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

It should be noted that when the Committee considers any component of the Chief Executive Officer’s and a Named Executive Officer’s total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option and restricted stock gains are taken into consideration in the Committee’s decisions. In addition, it is the Committee’s policy to make most compensation decisions taking into account all three elements of compensation.

Our Committee Meetings

At the first committee meeting during the year or the final committee meeting of the prior year, the Chief Executive Officer’s and executive officers’ proposed base salary compensation is presented, reviewed and analyzed in the context of all the components of his total compensation. Also, at the first Committee meeting during the year, the executive officers’ cash bonuses are determined following a review of the achievement of the corporate and individual performance criteria for the year just ended. The equity grants to executive officers are planned to be discussed and decided upon annually at the second Committee meeting during the year.

Internal Pay Equity

In the process of reviewing each component separately, and in the aggregate, the Committee directs the Company’s human resources department to prepare or have prepared by an independent consultant, a spreadsheet showing “internal pay equity” within the Company. This spreadsheet shows the relationship between each management level of compensation within the Company (e.g., between the Chief Executive Officer and the Chief Financial Officer and other Named Executive Officers, and then between the Chief Executive Officer and the lower levels of executives). The comparison includes all components of compensation (as previously described), both individually and in the aggregate.

The Committee believes that the relative difference between Chief Executive Officer compensation and the compensation of IntraLase’s other executives for the period reviewed has been reasonably consistent over time and currently with the independent executive consultant’s competitive analysis and an appropriate multiple of other executive’s compensation.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to any Named Executive Officer for a taxable year are subject to a limitation of $1 million on the amount we may deduct for tax purposes as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility. Option grants and other performance based grants under our Long Term Incentive Compensation Plan will not be subject to the deduction limitation.

The Compensation Committee believes that any application of Section 162(m) to limit deductibility of executive compensation is unlikely to have a material effect on our financial condition or results of operations as a result of the Company’s net operating loss carry-forwards.

The Compensation Committee

William J. Link, Ph.D., Chairman

Frank M. Fischer

Gilbert H. Kliman, M.D.

Jay T. Holmes

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Certain Relationships and Related Transactions

Other than the compensation agreements and other arrangements which are described in “Management” and the transactions described below, since January 1, 2005, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by our audit committee or a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Loans to Executive Officers

We received full recourse promissory notes in exchange for loans used to exercise stock options from the following executive officers on September 25, 2000, March 7, 2002 or March 8, 2002. All of the below listed loans have been fully repaid as of March 31, 2006, except for Eric Weinberg’s March 8, 2002 note. The balance due on this note as of March 31, 2006 was $82,605.

Name of Executive Officer	Date		Highest Loan Balance Outstanding During 2005	Balance at March 31, 2006
Eric Weinberg	September 25, 2000	(1)	$80,496	$0
Tibor Juhasz	September 25, 2000	(1)	39,228	0
Shelley B. Thunen	March 7, 2002	(2)	93,585	0
Eric Weinberg	March 8, 2002	(3)	81,357	82,605
Tibor Juhasz	March 8, 2002	(3)	90,603	0

(1)	These notes bore interest at a rate of 6.22% per annum. Interest accrued and was payable annually, with all remaining accrued and unpaid interest due and payable at such time as the outstanding principal amount is due. The notes are secured by all shares of our common stock held by such executive officer, and such executive officer is obligated to apply any cash proceeds received from the sale of our common stock, or from any distribution with respect to the stock, to the repayment of his or her loan obligations.
(2)	The terms of these notes are identical to the September 2000 notes except that these notes mature on March 7, 2007 and Ms. Thunen’s note bore interest at 6.222%.
(3)	The terms of such notes are identical to the September 2000 notes except that these notes mature on March 8, 2007.

As of July 30, 2002, under the relevant provisions of the Sarbanes-Oxley Act of 2002, no further extension of credit, or renewal thereof, directly or indirectly, to or for our executive officers or directors (or equivalent persons) is permitted except for the above grandfathered loans and other permissible exceptions as provided by the Sarbanes-Oxley Act.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors, executive officers and certain key employees. The indemnification agreement provides that the director or officer will be indemnified to the fullest extent not prohibited by law for claims arising in such person’s capacity as a director or officer. We believe that these agreements are necessary to attract and retain skilled management with experience relevant to our industry.

Registration Rights Agreement

Certain persons that previously held our preferred stock and warrants to purchase our preferred stock and who are currently holders of our common stock, have entered into a registration rights agreement with us, as described in our Registration Statement on Form S-1 (File No. 333-116016). These holders include the following entities, each of which is or was a holder of greater than 5% of our outstanding voting stock: Brentwood Associates IX, Domain Partners IV and DP IV Associates, Enterprise Development Fund II and EDF Ventures, L.P., InterWest Partners VIII, L.P., InterWest Investors Q VIII, L.P. and InterWest Investors VIII, L.P., Versant Venture Capital I, Versant Affiliates Fund I-A, L.P., Versant Affiliates Fund I-B, L.P. and Versant Side Fund I, L.P. General or managing partners of the Brentwood, InterWest and Versant funds also are directors serving on our board of directors. See “Board Composition.” Holders of registration rights also include Ronald Kurtz and Tibor Juhasz, Company founders and former and present employees, respectively, of IntraLase and holders of our stock that was previously preferred stock.

Founders’ Agreement

In November 2002, we entered into a third amended and restated founders’ agreement with Ronald Kurtz and Tibor Juhasz, our two founders. This agreement provides that we may not terminate either founder for any reason, except upon unanimous agreement of our board of directors. In addition, the agreement provides that either founder may terminate the agreement at any time and for any reason upon thirty days notice. Effective December 1, 2005, Dr. Kurtz became an independent consultant to the Company and his founders’ agreement was terminated.

Stock Performance Graph

The following graph compares the cumulative total stockholder returns for IntraLase’s Common Stock with the cumulative total return of the Nasdaq Composite Index and the Russell 2500 Healthcare Index. The presentation assumes $100 invested on October 6, 2004 in IntraLase’s Common Stock, the Nasdaq Composite Index and the Russell 2500 Healthcare Index with all dividends reinvested. No cash dividends were declared on IntraLase’s Common Stock during this period. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 5 YEAR* CUMULATIVE TOTAL RETURN

Among IntraLase Corp., The Nasdaq Composite Index and

The Russell 2500 Healthcare Index

Measurement Period	IntraLase Corp.	Nasdaq Composite Index	Russell 2500 Healthcare Index
10/06/04 – 12/30/05 *	$137.15	$112.89	$120.23

*	$100 invested on October 6, 2004 in stock or index-including reinvestment of dividends.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

We believe that our future success and the continued growth in stockholder value depends, in large part, on our ability to attract, retain and motivate key employees with experience and ability in today’s intensely competitive market. Participation in the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) rewards key employees for superior performance by giving them an opportunity to participate in this success. We believe that the stock options that may be granted and other stock-based compensation awards that may be made under the 2004 Plan are consistent with the grants and awards made by companies with which we compete for key talent.

While we believe that stock option awards are still an effective way to attract and retain key employees and to link the interest of the employees with those of the stockholders, we also realize that it is important that we utilize other forms of equity awards as and when we may deem necessary. We believe this flexibility is especially important because the evolution of regulatory, tax and accounting treatment of equity incentive programs may affect our current ability to achieve effective long-term incentives for management and employees.

Accordingly, on April 26, 2006 our board voted, subject to stockholder approval, to amend and restate the 2004 Plan to, among other things:

•	include “performance criteria” for the purposes of establishing performance goals for the vesting of certain awards under the Amended 2004 Plan;

•	clarify that the Administrator may grant restricted stock awards, including restricted stock or restricted stock units, granted with or without dividend equivalents, which awards may become vested based on continued employment by the grantee or the attainment of certain performance goals;

•	provide that the Administrator may grant stock payment awards, which entitle the grantee to receive shares of stock without restriction;

•	provide that the Administrator shall establish rules and procedures with respect to awards that may be subject to certain tax consequences under recently-enacted Section 409A of the Internal Revenue Code.

If the 2004 Plan as amended and restated by the Board of Directors (the “Amended 2004 Plan”) is approved by the stockholders, then it will be effective as of the date of the Annual Meeting. Otherwise, the 2004 Plan will remain in effect in its current form, subject to amendment from time to time as provided therein, and to the extent portions of the description of the Amended 2004 Plan below pertain only to the Amended 2004 Plan, such provisions shall be inapplicable.

A summary description of the Amended 2004 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Amended 2004 Plan which is attached as Appendix B to this Proxy Statement.

Description of Amended 2004 Plan

Limits on Awards. A maximum of 3,607,640 shares of common stock may be issued and sold under all awards, restricted and unrestricted, granted under the Amended 2004 Plan, subject to increase pursuant to Proposal 3 below, which considers an increase in the number of shares available for issuance under the 2004 Plan. Of such aggregate limit, the maximum number of shares of common stock that may be issued pursuant to incentive stock options shall be 3,607,640 shares. The maximum number of shares of common stock with respect to awards that may be granted to any one participant during any calendar year shall be 500,000. Additionally, in connection with a Participant’s initial service to the Company, the aggregate maximum number of shares of common stock with respect to awards may be granted to the Participant shall not exceed 800,000 shares during the calendar year which includes such individual’s initial service to the Company. The foregoing limitations shall be subject to adjustments to reflect any recapitalizations, stock splits, reverse stock splits, reclassifications, stock dividends or other changes in the capital structure of the Company occurring after the effective date of the Amended 2004 Plan.

As with the 2004 Plan, shares of common stock issued and sold under the Amended 2004 Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the Amended 2004 Plan pursuant to the limitations described above.

Administration. As with the 2004 Plan, the Company’s Board of Directors may delegate administration of the Amended 2004 Plan to a committee comprised of no fewer than two members of the Board of Directors (the “Committee”). At the Board of Directors’ discretion, each Committee member shall satisfy the requirements for (i) a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act, and (ii) an “outside director” under Section 162(m) of the Internal Revenue Code. The term “Administrator,” as used in this proxy statement, refers to the Board of Directors, or, if the administration of the Amended 2004 Plan has been delegated to a committee, the Committee. Currently, the Board of Directors has delegated administration of the 2004 Plan to the Company’s Compensation Committee, and should the stockholders approve the Amended 2004 Plan, this delegation will remain applicable to the Amended 2004 Plan.

The Committee shall have such powers and authority as may be necessary or appropriate to carry out the functions of the Administrator as described in the Amended 2004 Plan. Subject to the express limitations of the Amended 2004 Plan, the Administrator shall have authority in its discretion to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The Administrator may prescribe, amend and rescind rules and regulations relating to the Amended 2004 Plan. All interpretations, determinations and actions by the Administrator in good faith shall be final, conclusive and binding upon all parties. Additionally, the Administrator may delegate to one or more officers or directors of the Company the ability to grant awards to certain employees and determine terms and conditions of such awards under the Amended 2004 Plan.

Eligibility. As with the 2004 Plan, any person who is an employee of or a consultant to the Company or any affiliate thereof, or any person who is a non-employee director is eligible to be designated by the Administrator to receive awards and become a participant under the Amended 2004 Plan (a “Participant” or the “Participants”). As of March 31, 2006, seven executive officers, six non-employee directors, approximately 260 other employees, and consultants were eligible to participate in the 2004 Plan.

Types of Awards under the Amended 2004 Plan

The Amended 2004 Plan includes the following types of equity compensation awards: incentive stock options, non-qualified stock options, restricted stock grants, stock payment awards, stock appreciation rights, and restricted stock units, with or without dividend equivalents, all of which are described below.

Stock Options. Stock options are available for grant under the 2004 Plan and will also be available for grant under the Amended 2004 Plan. Stock options granted under the Amended 2004 Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Internal Revenue Code or non-qualified stock options.

The exercise price per share of a stock option shall not be less than the fair market value of the Company’s common stock on the date the option is granted, provided that the Administrator may in its discretion specify for any stock option an exercise price per share that is higher than the fair market value of the Company’s common stock on the date the option is granted. A stock option may be subject to such vesting and exercisability requirements as specified by the Administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. The Administrator shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted.

Stock Appreciation Rights. Stock appreciation rights are available for grant under the 2004 Plan and will also be available for grant under the Amended 2004 Plan. A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of common stock of the Company on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Subject to the requirements of Section 409A of the Internal Revenue Code, payment of the amount determined under the foregoing may be made, as approved by the Administrator and set forth in the award agreement, in shares of common stock valued at their fair market value on the date of exercise or payment, in cash, or in a combination of shares of common stock and cash, subject to applicable tax withholding requirements.

A stock appreciation right may be subject to such vesting and exercisability requirements as specified by the Administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. A stock appreciation right will be exercisable or payable at such time or times as determined by the Administrator. The base value of a stock appreciation right shall not be less than 100 percent of the fair market value of the shares of common stock of the Company on the date the right is granted.

Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a stock appreciation right at any time.

Restricted Stock Awards. Restricted stock awards are available for grant under the 2004 Plan and will also be available under the Amended 2004 Plan. Restricted stock awards are shares issued under the Amended 2004 Plan that are subject to restrictions on transfer and vesting requirements as determined by the Administrator. The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the Administrator in the award agreement, provided that the Administrator may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion based on the performance criteria described in the Amended 2004 Plan. If the vesting requirements of a restricted stock award shall not be satisfied, the award shall be forfeited and the unvested shares of common stock subject to the award shall be returned to the Company (or, to the extent the Participant paid for the shares of common stock, the Company shall have the right to repurchase such shares from the Participant at the original purchase price).

Subject to the provisions of the Amended 2004 Plan and the applicable award agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Restricted Stock Unit Awards. Under the Amended 2004 Plan, the Administrator may grant restricted stock unit awards. The value of each stock unit under a restricted stock unit award is equal to one share of the Company’s common stock on the applicable date or time period of determination, as specified by the Administrator. A restricted stock unit award shall be subject to such restrictions and conditions as the Administrator shall determine. A restricted stock unit award may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Administrator in its discretion.

On the date the award is granted, the Administrator shall in its discretion determine the vesting requirements with respect to a stock unit award, which shall be set forth in the award agreement, provided that the Administrator may accelerate the vesting of a stock unit award at any time. Vesting requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion.

A stock unit award shall become payable to a Participant at the time or times determined by the Administrator and set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a stock unit award shall be made in shares of common stock of the Company, and shall be subject to applicable tax withholding requirements. The Participant shall not have any rights as a stockholder with respect to the shares subject to a stock unit award until such time as shares of common stock are delivered to the Participant pursuant to the terms of the award agreement.

Dividend Equivalents. Dividend equivalents may be credited in respect of shares of common stock covered by an award of Restricted Stock Units granted under the Amended 2004 Plan, as determined by the Administrator. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of common stock such manner as determined by the Administrator. Any additional shares covered by an Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying award agreement to which they relate.

Stock Payment Awards. Under the Amended 2004 Plan, the Administrator may grant stock payment awards to Participants. A stock payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. A stock payment award granted to a Participant represents shares of the Company’s common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Amended 2004 Plan and the award agreement. The Administrator may, in connection with any stock payment award, require the payment of a specified purchase price.

Subject to the provisions of the Amended 2004 Plan and the applicable award agreement, upon the issuance of the common stock under a stock payment award the Participant shall have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Certain Features of Awards Under the Amended 2004 Plan

Payment of Exercise Price or Purchase Price. As with the 2004 Plan, the payment of the exercise price for stock options, or the purchase price for shares of restricted stock, shares covered by restricted stock units, or stock payment awards may be made, in the discretion of the Committee, through a variety of methods more particularly described in the Amended 2004 Plan, including payment by (1) cash, (2) check, (3) by delivery of shares of the Company’s common stock, which surrendered shares shall be valued at the fair market value of the Company’s common stock on the date of exercise or purchase, (4) cancellation of indebtedness of the Company to the participant, (5) waiver of compensation due to the participant for services rendered, or (6) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

Transferability of Awards. All incentive stock options are nontransferable except upon the Participant’s death by will or the laws of descent or distribution or pursuant to the terms of certain domestic relations orders. Under the Amended 2004 Plan, in the case of awards other than incentive stock options, the Administrator may provide, in its discretion, for the transfer of all or part of the award for no consideration to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933). In the event of any such transfer the transferee shall remain subject to all the terms and conditions applicable to the award agreement.

Adjustments to Awards Upon Certain Changes in Capitalization. As with the 2004 Plan, in the event that the outstanding shares of the Company’s common stock are increased or decreased or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the Company’s capital structure, then the Administrator shall make adjustments to the aggregate number and kind of shares subject to the Amended 2004 Plan, the number and kind of shares and the exercise price per share subject to outstanding awards, and the maximum share limitations, as applicable, all in order to preserve, as nearly as practical, but not to increase, the benefits to the Participants.

Occurrence of Corporate Transaction. As with the 2004 Plan, the Amended 2004 Plan provides that in order to preserve a Participant’s rights in the event of certain transactions constituting a change in control of the Company, the Administrator shall have the discretion to provide in each award agreement the terms and conditions that relate to the vesting of such award in the event of a change in control of the Company and the assumption of such awards or the issuance of comparable securities under an incentive program in the event of such occurrence. The terms and conditions of each award agreement may vary. If the terms of an outstanding option or stock appreciation right provide for accelerated vesting in the event of a change in control, or to the extent that such award is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the change in control transaction, for the purchase or exchange of each option or stock appreciation right for cash or other property. All outstanding option and stock appreciation rights will terminate and cease to be exercisable upon the consummation of a change in control except to the extent that the options or stock appreciation rights are assumed by a successor entity (or parent) pursuant to the terms of such transaction.

Section 162(m) Awards. Awards of options and stock appreciation rights granted under the Amended 2004 Plan will automatically qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Awards of restricted stock and restricted stock units may qualify for the performance-based compensation exception under Section 162(m) if the terms of the awards state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Performance Criteria. The Amended 2004 Plan includes a number of performance criteria that may be used to establish performance goals to determine whether and to what extent the shares covered by an award have vested. The Administrator will have discretion to specify whether the criteria will be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to the previous years’ results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant. The performance criteria may be stated as either target amounts, or as a percentage increase over a base period amount, and may be based upon any one or a combination of the following:

•	Sales;

•	Revenues;

•	Operating income;

•	Pre-tax income;

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	Gross margin;

•	Return on equity;

•	Return on capital;

•	Earnings per share;

•	Consolidated net income of the Company divided by the average consolidated common stockholders equity;

•	Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

•	Adjusted operating cash flow return on income;

•	Cost containment or reduction;

•	Product development;

•	Market share;

•	Customer satisfaction;

•	Employee satisfaction;

•	The percentage increase in the market price of the Company’s common stock over a stated period;

•	Strategic transactions; and

•	Individual business objectives.

Amendment and Termination of the Amended 2004 Plan

The Amended 2004 Plan may be altered, amended, suspended or terminated by the Board of Directors at any time. No such alteration, amendment, suspension or termination of the Amended 2004 Plan shall be made which shall substantially affect or impair the rights of any Participant under an outstanding award agreement without such Participant’s consent. Unless previously terminated by the Board of Directors, the Amended 2004 Plan will terminate on May 27, 2014, which is the tenth anniversary of the date of its initial adoption by the Board of Directors.

New Plan Benefits

Future awards to the Company’s executive officers and employees are discretionary. Therefore, at this time the benefits that may be received by the Company’s executive officers and other employees if its stockholders approve the Amended 2004 Plan cannot be determined. Because the value of stock issuable to the Company’s non-employee directors under the Amended 2004 Plan will depend on the fair market value of its common stock at future dates, it is not possible to determine exactly the benefits that might be received by the Company’s non-employee directors under the Amended 2004 Plan.

Summary of Federal Income Tax Consequences of the Amended 2004 Plan

The following is a brief summary of certain federal income tax consequences of participation in the Amended 2004 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the Amended 2004 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options. A Participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the Participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

A Participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim, as a credit against the Participant’s regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the Participant has a regular tax liability. Gain realized by a Participant upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the Participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the Participant disposes of the shares less than two years after the date of grant or less than one year after the date of exercise (a “disqualifying disposition”), the Participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). The Company will generally be entitled to a tax deduction in an amount equal to the amount the Participant must recognize as ordinary income.

Non-Qualified Stock Options. Generally, no taxable income is recognized by a Participant upon the grant of a non-qualified stock option or at the time or times a non-qualified stock option becomes vested where the exercise price of such option is no less than 100% of the fair market value of the stock underlying such option at the time such option is granted. Under the Amended 2004 Plan, the exercise price for all options shall be at least equal to 100% of the fair market value of the stock underlying such options at the time of the grant. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is an employee of the Company will be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of the Company’s common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company at the time restricted stock is granted, then a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Stock Appreciation Rights. Generally no taxable income is recognized by a Participant receiving a stock appreciation right at the time the stock appreciation right is granted or at the time or times a stock appreciation right becomes vested where the base price of a stock appreciation right is no less than 100% of the fair market value of the stock underlying such stock appreciation right at the time such option is granted. Under the Amended 2004 Plan, the base value for all stock appreciation rights shall be at least equal to 100% of the fair market value of the stock underlying such stock appreciation rights at the time of the grant. If the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received. If the Participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the Participant at the time such amount is received. The Company is not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, the Company is entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

Restricted Stock Unit Awards, Stock Payment Awards and Dividend Equivalents. Restricted stock unit awards, stock payment awards and dividend equivalents are generally subject to ordinary income tax at the time shares of our Common Stock or other compensation covered by such awards are delivered to the Participant.

Tax Withholding. Under the Amended 2004 Plan, the Company has the power to withhold, or require a Participant to remit to it, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any award granted under the Amended 2004 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a Participant to satisfy an obligation to pay any tax to any governmental entity in whole or in part, by (i) directing the Company to apply shares of common stock to which the Participant is entitled pursuant to an award, or (ii) delivering to the Company shares of common stock owned by the Participant.

Tax Deduction Limitation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1.0 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, must be approved by the corporation’s stockholders, and (3) the committee must certify in writing whether, and the extent to which, the applicable performance goals have been satisfied before payment of any performance-based compensation is made. The Committee currently consists solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, and it is the intent of the Board that all future Committee members will also satisfy that definition. Stock options and stock appreciation rights, the terms of which limit the amount of compensation that an employee may receive to an increase in the value of the underlying stock covered by the option or right after the date of grant, automatically satisfy the performance goal requirement described in item (1) above.

Deferred Compensation. Any deferrals made under the Amended 2004 Plan, including awards granted under the Amended 2004 Plan that are considered to be deferred compensation, must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, and other awards that provide the Participant with an opportunity to defer to recognition of income. The Company intends to structure any awards under the Amended 2004 Plan to meet the applicable tax law requirements under Internal Revenue Code Section 409A in order to avoid its adverse tax consequences.

Interest of Certain Persons in Matter to be Acted Upon.

Directors and officers of the Company are eligible to participate in the Amended 2004 Plan, and have a substantial direct interest in the approval of the Amended 2004 Plan.

Required Vote and Recommendation of Board of Directors

Approval of the Amended 2004 Plan will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

Our stockholders have previously approved all stock option plans under which our Common Stock is reserved for issuance. The following table provides summary information as of December 31, 2005, for all of our stock option and stock purchase plans:

Plan category	Number of securities to be issued upon exercise of outstanding options as of December 31, 2005	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance as of December 31, 2005
Equity compensation plans approved by security holders:	5,504,615	$7.73	2,871,496
Employee stock purchase plan approved by stockholders			617,910
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	5,504,615		3,489,406

PROPOSAL THREE

APPROVAL OF INCREASE IN SHARES AVAILABLE FOR

ISSUANCE UNDER 2004 STOCK INCENTIVE PLAN

In 2004, the Company’s Board of Directors adopted the 2004 Plan, which was approved by the Company’s stockholders at that time.

The Company’s 2004 Plan currently provides for the issuance of stock options to purchase the Company’s common stock and the issuance of restricted stock awards. The Company is separately asking its stockholders to approve amendments to the 2004 Plan intended to offer greater flexibility in the types of awards issuable under the 2004 Plan. The 2004 Plan currently limits the total number of shares available for grant thereunder to 3,607,640. As of March 31, 2006, 2,710,061 shares of common stock remained available for grant under the 2004 Plan. The Board of Directors has determined that, given the Company’s rapid growth rate, the current number of shares available for grant under the 2004 Plan does not afford the ongoing flexibility needed to provide competitive equity based incentive compensation to the key officers and employees of the Company. The Board of Directors believes that the ability to grant equity based incentive compensation awards promotes the retention and recruiting of key employees and enhances the relationship between employee performance and the creation of shareholder value. Based upon the recommendation of the Compensation Committee of the Board, the Board of Directors has, therefore, approved, subject to stockholder approval, a two million share increase in the number of shares available for grant under the 2004 Plan.

In the event this proposal is not approved by the stockholders, the increase in the number of shares available for grant will not take effect. However, the stockholders may still vote separately on, and approve, the other proposed amendments to the 2004 Plan. The full text of the 2004 Plan is set forth as Appendix B to this Proxy Statement.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountants for the year ending December 31, 2006. Although approval by our stockholders of this appointment is not required by law, the Audit Committee is submitting this matter for ratification as a corporate governance practice. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. One or more representatives of Deloitte are expected to be present at the annual meeting. They will be available to answer appropriate questions and will be free to make statements during the meeting.

THE AUDIT COMMITTEE RECOMMENDS THAT YOU VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2006

Report of the Audit Committee

The Audit Committee of the Board is comprised of three independent directors selected by the Company’s Board of Directors. During the 2005 fiscal year and currently, the members of the Audit Committee were Thomas S. Porter (Chairman), Frank M. Fischer, and Mark Lortz.

Deloitte served as the Company’s independent registered public accountants for the year ended December 31, 2005. Deloitte has been the Company’s independent registered public accountants since 1999.

Among its functions, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors, although management has the primary responsibility for the financial statements and the reporting process. The independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with United States generally accepted accounting principles.

The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accountants. The Audit Committee also examined with the independent registered public accountants the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent public accountant’s examination of the consolidated financial statements.

Deloitte also has confirmed to the Company that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with Deloitte its written disclosures in the form of a letter as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accountants is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

The Audit Committee

Thomas S. Porter, Chairman

Frank M. Fischer

Mark Lortz

Independent Registered Public Accountants

Principal Accounting Fees and Services

All audit and non-audit service provided by Deloitte & Touche during the fiscal years ended December 31, 2005 and December 31, 2004 were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed to us by Deloitte & Touche for those fiscal years.

	December 31, 2005	December 31, 2004
Audit fees(1)	$502,857	$196,909
Audit-related fees(2)	16,420	441,960
Tax fees(3)	74,733	98,060
All other fees	255

Total audit and non-audit fees	$594,265	$743,161

(1)	Includes fees for professional services rendered for the audits of IntraLase’s annual financial statements and internal control over financial reporting for fiscal years 2005 and 2004 and for reviews of the interim financial statements for the first three quarters of fiscal 2005 and 2004.
(2)	Includes $425,160 in fees for professional and consultation services rendered in fiscal 2004 in connection with U.S. Securities and Exchange Commission registration statements.
(3)	Includes fees for professional services rendered in connection with tax compliance (including U.S. federal and international returns) of $51,593 and $35,305 in fiscal 2005 and 2004, respectively, and in connection with tax consulting of $23,140 and $62,755 in fiscal 2005 and 2004, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee regularly reviews, pre-approves and determines whether specific projects or expenditures with our independent auditors, Deloitte & Touche LLP and their affiliates, potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Deloitte & Touche. Pre-approval is generally provided by the Audit Committee for up to one year, is detailed as to the particular service to be rendered, and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services or specific engagements on a case-by-case basis. Management is required to provide quarterly updates to the Audit Committee regarding the extent of any services provided in accordance with this pre-approval policy, as well as the cumulative fees for all non-audit services incurred to date.

OTHER MATTERS

Other Business

We know of no matters, other than those referred to in this Proxy Statement, that will be presented at the annual meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will have discretion to vote on those matters for you.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of IntraLase common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding” and benefits both you and IntraLase. It reduces the volume of duplicate information received at your household and helps reduce IntraLase’s printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Your bank or broker will send one copy of our annual report and proxy statement to your address. Each stockholder will continue to receive a separate proxy card or voting instruction form.

If your shares are held through a broker or bank, you may revoke your consent to householding at any time by calling 1-800-542-1061. Please have ready your voting instruction form for each account you wish to revoke your consent. If you are a stockholder of record, you may revoke your consent to householding by sending your written request to the Corporate Secretary, IntraLase Corp., 9701 Jeronimo, Irvine, California 92618 or by calling us at 949-859-5230 ext. 214. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will send a copy to you if you address your request to the Corporate Secretary of IntraLase at the address or phone number above. If you share your address with another stockholder and the household is receiving multiple sets of the annual report and Proxy Statement, you may request delivery of a single set of materials by contacting your bank or broker, if you are a beneficial owner, or IntraLase at the address or phone number above, if you are a registered stockholder.

Communications with the Board and its Committees

Any stockholder may communicate with the Company’s Board of Directors, or any of its committees, by directing correspondence to the Board, or any committee thereof, c/o the Corporate Secretary, IntraLase Corp., 9701 Jeronimo, Irvine, California 92618. Alternatively, the stockholder may send an e-mail to a mailbox established by the Company. The mailbox address is BoardofDirectors@IntraLase.com. The Company’s Corporate Secretary will receive any such letters or e-mail and forward it to the Chairman of the Nominating Committee or to any individual director or directors to whom the communication is directed.

Stockholder Proposals

Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement (and form of proxy) for presentation at our 2007 annual meeting of stockholders, the proposal must be received by us, marked to the attention of IntraLase’s Corporate Secretary, at our corporate offices by January 23, 2007. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under our bylaws, nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered at an annual meeting of stockholders may be made by any stockholder of the Company who (i) is a stockholder of record at the time such stockholder gives the required notice described below, (ii) is entitled to vote at the annual meeting and (iii) complies with the notice procedures described below. For nominations or business proposals to be properly brought by a stockholder before an annual stockholders meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary of the Company, at 9701 Jeronimo, Irvine, California 92618, no later than the close of business on the 120th calendar day before the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the proposal must be received by the Company no later than the close of business on the 10th day following the day on which notice of the annual meeting date is first mailed or publicly announced. For nominations or a business proposal to be properly brought by a stockholder before the 2007 annual meeting of stockholders, written notice thereof must be received by the Company’s Corporate Secretary no later than January 23, 2007, assuming that the date of such meeting is within 30 days of May 23, 2007. The notice must set forth (a) as to each proposed director nominee, all information with respect to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required pursuant to the federal securities laws, (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving notice and the beneficial owner, if any, the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and the class and number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

Under Rule 14a-4 promulgated under the Securities and Exchange Act of 1934, as amended, we will be allowed to use our discretionary voting authority under proxies solicited by us to vote on any proposal that is raised at the 2006 annual meeting, without any discussion of the matter in the proxy statement. If we do not receive any stockholder proposals for our 2007 annual meeting before January 23, 2007, we will be able to use our discretionary voting authority at the 2007 annual meeting

Appendix A

Audit Committee Charter

I.	PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of IntraLase Corp. (the “Company”) to provide assistance to the Board in fulfilling the Board’s responsibilities to the Company’s stockholders and potential stockholders, and to the investment community, relating to the Company’s corporate accounting and financial reporting practices, as well as the quality and integrity of the Company’s audits and financial statements and reports. The Committee’s primary duties and responsibilities are to:

•	Monitor the reliability and integrity of the Company’s financial reporting and disclosure practices and systems of internal controls;

•	Monitor the Company’s compliance with legal and financial regulatory requirements;

•	Monitor the qualifications and independence of the Company’s independent auditors;

•	Monitor the performance of the Company’s internal audit function and of the Company’s independent auditors;

•	Provide an avenue of communication among the independent auditors, management and the Board; and

•	Prepare the Committee’s annual report for inclusion in the Company’s proxy statement.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties, which experts need not be the same as are regularly retained by the Company to perform such functions.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (GAAP). This is the responsibility of management and the independent auditors.

The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Article IV of this Charter.

II.	COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board.

Committee members shall meet the independence and experience requirements set forth in the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), and in applicable listing standards. Without limiting the foregoing, each Committee member shall be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The Company’s criteria for director independence are set forth in the Company’s Corporate Governance Guidelines, a copy of which is available under the section titled “Corporate Governance” on the Company’s website at www.intralase.com.

In addition, all members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be financially literate, as determined in the business judgment of the Board, or shall meet such standards within a reasonable period of time after the director’s appointment to the Committee. At least one member of the Committee shall qualify as an “audit committee financial expert,” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002.

The members of the Committee shall be appointed by the Board at the recommendation of the Board, or the Nominating and Corporate Governance Committee, at the annual organizational meeting of the Board, and they shall continue as members of the Committee until their successors are duly appointed and qualified. Unless a Chairperson for the Committee is appointed by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

Members of the Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Committee and the Board discloses this determination in the Company’s proxy statement.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet privately and separately in executive session at least two times annually with management, the executive officer heading the internal auditing staff and the independent auditors to discuss any matters that the Committee or each of these groups believes should be discussed. The Company may require any Company officer or employee or the Company’s outside counsel or external auditor to attend any Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary. In addition, the Committee or at least its Chairperson should meet with the independent auditors and/or management quarterly to review the Company’s financial statements.

The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting and, whenever reasonably practicable, circulate the agenda to each member prior to the meeting date. The Committee shall maintain minutes and other relevant documentation of all its meetings.

IV.	RESPONSIBILITIES AND DUTIES

A.	Independent Auditors

1.	The independent auditors shall be directly accountable to the Committee and indirectly accountable to the Board through the Committee. The Committee shall review the independence and evaluate the performance of the auditors and annually approve the appointment/retention of the independent auditors or approve any discharge of auditors when circumstances warrant. The Committee shall have the sole authority to terminate the engagement of the Company’s independent auditors; provided, however, the Committee shall discontinue the Company’s engagement of the independent auditors with respect to any independent audit if the Company’s chief executive officer, chief financial officer, controller, chief accounting officer or person serving in an equivalent position was employed by the auditor and participated in any capacity in auditing of the Company during the one year period prior to initiating such independent audit.

2.	The Committee shall have the sole authority to approve the fees and other significant compensation to be paid to the independent auditors for the audit engagement, which shall include preparing or issuing the audit report and performing other audit, review or attest services for the Company, and to approve any significant non-audit engagement in accordance with the regulations promulgated by the SEC. Such approval shall be delivered prior to the related services being performed. In approving any non-audit engagement, the Committee must also consider whether the provision of permitted non-audit services by auditors and the amount of fees paid to auditors for such services are consistent with the auditors’ independence.

3.	The Committee shall be directly responsible for the resolution of disagreements between management and the Company’s independent auditors regarding financial reporting, and shall have final authority to determine the Company’s position with respect to any such disagreement.

4.	The Committee shall annually obtain and review a report by the independent auditors describing the independent auditors’ internal quality control procedures, and any material issues raised with respect thereto by any internal review, peer review or external investigation thereof, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

5.	The Committee shall: (a) on an annual basis, review and discuss with the independent auditors all significant relationships they have or are proposed to have with the Company to determine whether those relationships could impair the auditors’ objectivity and independence, and obtain a written statement from the independent auditors regarding such relationships and present this statement to the Board; and (b) review, on an ongoing basis, compliance with the statutory ban on the independent auditors’ provision of non-audit services, except for the provision of tax advice and services pre-approved by the Committee.

6.	In consultation with management and the Company’s internal audit staff, the Committee shall annually consider the independent auditors’ qualifications, performance and independence, the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and disclosure practices as applied in its financial reporting, and the independent auditors’ views about how such accounting principles and disclosure practices may affect stockholder and public views and attitudes about the Company.

7.	At least every five years, the Committee shall require the rotation of the independent auditors’ lead audit partner and reviewing audit partner, and consider the costs and benefits of switching to another firm of independent auditors.

8.	The Committee shall establish a regular schedule of meetings with the independent auditors without management present to discuss candidly any audit problems or difficulties and management’s responses to the independent auditors’ efforts to resolve such problems or difficulties. Topics addressed in these sessions should include any adjustments proposed by the independent auditors that were rejected by management on any basis, matters referred by the independent auditors to their national offices for additional review, the contents of any management/internal control letters issued or pending by the independent auditors and the independent auditors’ candid assessment of the responsibilities, budget and staffing of the Company’s internal audit function.

9.	The Committee shall establish formal procedures for the hiring of employees and former employees of the independent auditors with the goal of preventing the prospect of future employment with the Company from influencing the current performance of the independent auditor function.

10.	The Committee shall periodically review the independent auditors’ audit plan, including scope, staffing, locations, reliance upon management, internal audit and general audit approach and the content of all audit-related services.

B.	Handling of Complaints Regarding Accounting Practices

1.	The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

2.	The Committee shall establish procedures for the receipt of complaints or reports by outside legal counsel regarding evidence of material violations of securities laws or breaches of fiduciary duties as required by the rules and regulations promulgated by the SEC.

C.	Review Procedures

1.	The Committee shall review the Company’s annual and quarterly financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments, including the assessments of financial performance and critical accounting policies proposed to be set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall recommend to the Board whether the financial statements should be included in the Company’s periodic reports and its annual report to be included in the Company’s proxy statement.

2.	The Committee shall review any analyses prepared by management or the independent auditors regarding significant financial reporting issues, specifically including the judgments made by management as to the application of GAAP to the Company’s financial reporting in light of potential alternative GAAP applications.

3.	The Committee shall discuss, both internally and with the Company’s independent auditors, any earnings information or any financial information or earnings guidance provided to analysts and rating agencies prior to the release of the information. In that connection, the Committee shall discuss the results of the audit, any significant changes to the Company’s accounting principles and any items required to be communicated to audit committees in accordance with AICPA SAS 61, as amended. In lieu of the full Committee’s involvement, this function may be performed by the Chairperson of the Committee or pursuant to general guidelines as to the type of information to be included in such releases and the presentation thereof.

4.	The Committee shall review with management the Company’s presentation of “pro forma,” or non-GAAP financial measures, to ensure compliance with applicable disclosure requirements.

D.	Internal Audit Staff and Legal Compliance

1.	In consultation with the management, the independent auditors, and the Company’s internal audit staff, the Committee shall on an ongoing basis consider the adequacy and integrity of the Company’s internal financial reporting processes and controls, and to review before filing any periodic report, the disclosure regarding such system of internal controls contained in the certifications by the Company’s chief executive officer and chief financial officer and the attestations or reports by the independent auditors relating to the adequacy of such internal controls contained in the Company’s annual report to be included in the Company’s proxy statement.

2.	The Committee shall establish policies and procedures to ensure that management regularly assesses the Company’s major financial risk exposure and implements plans to monitor and control such risks.

3.	The Committee shall review, as necessary, any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies.

4.	The Committee shall review, as necessary, the effect of regulatory or accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

5.	The Committee shall review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Company’s internal audit staff, if any, as needed.

6.	The Committee shall, on an ongoing basis, review the appointment, performance, and replacement of the financial and accounting personnel and the financial and accounting personnel succession planning within the Company.

7.	On at least an annual basis, the Committee shall review with the Company’s outside counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

E.	Other Committee Responsibilities

1.	The Committee shall review and reassess the adequacy of this Charter at least annually, and submit the Charter with any recommended changes to the Board for approval and have the then-current document published at least every three years in accordance with SEC regulations.

2.	The Committee shall participate in implementing the Company’s code of conduct applicable to all directors, officers and employees that complies with both the rules and regulations promulgated by the SEC and applicable listing standards.

3.	The Committee shall annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement and shall state whether the Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed by SAS 61, as amended;

•	received certain disclosures from the auditors regarding their independence; and

•	state whether the Committee has recommended to the Board that the audited financial statements be included in the annual report on Form 10-K filed with the SEC based upon such disclosure.

4.	The Committee shall review and approve in advance any proposed related party transactions.

5.	The Committee shall obtain the advice and assistance, as appropriate, of special legal, accounting and other consultants or experts as it deems necessary in the performance of its duties.

6.	Determine appropriate funding, which the Company must provide, for payment of:

•	compensation to the independent auditors;

•	compensation to any advisers employed by the Committee (as described under item 5 above); and

•	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

7.	The Committee shall perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

8.	The Committee shall periodically report to the Board on significant results of any of its activities.

V.	COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers and/or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee (and their family members) may not receive any compensation, including fees for professional services, from the Company except the fees that they receive for service as a member of the Board and any committee thereof and reasonable expense reimbursements.

Appendix B

INTRALASE CORP.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

This AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (the “Plan”) is hereby established by INTRALASE CORP., a Delaware corporation (the “Company”), and adopted by its Board of Directors as of ~~May 27, 2004~~                        (the “Effective Date”).

ARTICLE 1

PURPOSES OF THE PLAN

1.1 Purposes. The purposes of the Plan are (a) to enhance the ability of the Company and its Affiliated Companies to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2 Affiliated Company. “Affiliated Company” means:

(a) ~~2.2 Affiliated Company. “Affiliated Company” means~~with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.; and

(b) with respect to Awards other than Incentive Options, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3 Award. “Award” means an Option, SAR, Restricted ~~Share, Performance Share or Performance Unit~~Stock, Restricted Stock Unit or Stock Payment issued to a Participant under the Plan.

2.4 Award Agreement. “Award Agreement” means ~~an Option Agreement, SAR Agreement, Restricted Shares Issuance Agreement, Stock Purchase Agreement, Performance Share Agreement, or Performance Unit Agreement issued to a Participant pursuant to the Plan.~~a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

2.5 Board. “Board” means the Board of Directors of the Company.

2.6 Change in Control. “Change in Control” shall mean the occurrence of any of the following events:

(a) The approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that any such merger or consolidation as a result of a Going Private Transaction (defined below) pursuant to Rule 13e-3 of the Securities Exchange Act of 1934 (the “Act”) shall not constitute a Change of Control;

(b) The approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided, however, that any such “person” becoming a “beneficial owner” of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities as a result of (A) a financing of the Company, or (B) an all cash tender offer by a private equity firm, venture capital firm or other financial buyer, as reasonably determined by the Company, shall not constitute a Change in Control; or

(d) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company; provided, however, that any such change in the composition of the Board as a result of a financing of the Company (as reasonably determined by the Company) shall not constitute a Change in Control.

2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1 hereof.

2.9 Common Stock. “Common Stock” means the Common Stock of the Company, $.01 par value, subject to adjustment pursuant to Section 4.3 hereof.

2.10 Consultant. “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliated Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Affiliated Company to render such services.

2.11 Covered Employee. “Covered Employee” means the chief executive officer of the Company (or the individual acting in such capacity) and the four (4) other individuals that are the highest compensated officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.

2.12 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.13 Dividend Equivalent. “Dividend Equivalent” means a right to receive payments equivalent to the amount of dividends paid by the Company to holders of shares of Common Stock with respect to the number of Dividend Equivalents held by the Participant. The Dividend Equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Administrator may reserve the right to determine the manner of payment at the time the Dividend Equivalent is payable. Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units and shall be subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement.

2.14 DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.15 ~~2.13~~ Effective Date. “Effective Date” means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

2.16 ~~2.14~~ Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.17 ~~2.15~~ Exercise Price. “Exercise Price” means (i) the purchase price per share of Common Stock payable upon exercise of an Option, or (ii) the value assigned to an SAR as designated by the Administrator at the time such SAR is granted.

2.18 ~~2.16~~ Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.19 ~~2.17~~ Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.20 ~~2.18~~ Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.21 ~~2.19~~ NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.22 ~~2.20~~ Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

2.23 ~~2.21~~ Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.24 ~~2.22~~ Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.25 ~~2.23~~ Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.26 ~~2.24~~ Optionee. “Optionee” means a Participant who holds an Option.

~~2.25 Non-employee Director. “Non-employee Director” shall have the meaning given in Section 5.10 below.~~

2.27 ~~2.26~~ Participant. “Participant” means an individual or entity who holds an Award under the Plan.

2.28 ~~2.27~~ Performance ~~Share~~Criteria. ~~A “Performance Share” award is a grant of a right to receive shares of Common Stock which is contingent on the achievement of performance or other objectives during a specified period.~~“Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

~~2.28 Performance Unit. A “Performance Unit” award is a grant of a right to receive a designated dollar value amount equal to the Fair Market Value of a designated number of shares of Common Stock which is contingent on the achievement of performance or other objectives during a specified period.~~

(a) Sales;

(b) Revenues;

(c) Operating income;

(d) Pre-tax income;

(e) Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(f) Gross margin;

(g) Return on equity;

(h) Return on capital;

(i) Earnings per share;

(j) Consolidated net income of the Company divided by the average consolidated common stockholders equity;

(k) Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

(l) Adjusted operating cash flow return on income;

(m) Cost containment or reduction;

(n) Product development;

(o) Market share;

(p) Customer satisfaction;

(q) Employee satisfaction;

(r) The percentage increase in the market price of the Company’s common stock over a stated period;

(s) Strategic transactions; and

(t) Individual business objectives.

2.29 Purchase Price. “Purchase Price” means the purchase price per Restricted Share.

2.30 Restricted ~~Shares~~Stock. “Restricted ~~Shares~~Stock” means shares of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.31 Restricted ~~Shares Issuance~~Stock Award. “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units, with or without Dividend Equivalents, under the Plan.

2.32 Restricted Stock Award Agreement. “Restricted ~~Shares Issuance~~Stock Award Agreement” means the written agreement entered into between the Company and a Participant ~~with respect to~~evidencing the issuance of Restricted ~~Shares~~Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

2.33 Restricted Stock Unit. “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 8 hereof, subject to any restrictions and conditions as are established pursuant to such Article 8.

2.34 Section 409A Award. “Section 409A Award” has the meaning set forth in Section 14.4.

2.35 ~~2.32~~ Service Provider. “Service Provider” means a Consultant, employee, non-employee Director of the Company or other natural person the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

2.36 ~~2.33~~ Stock Appreciation Right. A “Stock Appreciation Right” (also referred to as an “SAR”) entitles the Participant to receive, in cash or Common Stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) an Exercise Price established by the Administrator at the time of grant.

~~2.34 Stock Purchase Agreement. “Stock Purchase Agreement” means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Shares under the Plan.~~

2.37 Stock Payment. “Stock Payment” means a payment in the form of shares of Common Stock.

2.38 ~~2.35~~ 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3

ELIGIBILITY

3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options, Stock Appreciation Rights, Stock Payments and Restricted ~~Shares~~Stock Awards. Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Payments or acquire Restricted SharesStock Awards under the Plan.

3.3 Section 162(m) Limitation. ~~Subject to the provisions of Section 4.2, no~~No employee of the Company or of an Affiliated Company shall be eligible to be granted ~~Options~~Awards covering more than 500,000 shares of Common Stock during any calendar year. Notwithstanding the foregoing, in connection with his or her initial service to the Company, an employee of the Company or of an Affiliated Company shall be eligible to be granted ~~Options~~Awards covering up to 800,000 shares of Common Stock during the calendar year which includes such individual’s initial service to the Company.

~~3.4 Restrictions. Notwithstanding Sections 3.1 and 3.2 above or any other provision of this Plan to the contrary, no employee, director, Consultant or officer of the Company or any Affiliated Company shall be eligible to receive an Option or acquire Restricted Shares, or any right to receive the same, pursuant to this Plan unless and until this Plan has been approved by a majority of the shares present and entitled to vote at a meeting of the Company’s stockholders.~~

ARTICLE 4

PLAN SHARES

4.1 Shares Subject to the Plan. A total of ~~5,000,000~~3,607,6401 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.3 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Award granted or offered under the Plan can no longer under any circumstances be exercised or purchased, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement, or Restricted ~~Shares Issuance Agreement or~~ Stock ~~Purchase~~Award Agreement, the shares of Common Stock allocable to the unexercised portion of such Option, ~~Stock Purchase Agreement,~~ or such Restricted ~~Shares Issuance~~Stock Award Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan. Shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability (to the extent permitted by the Administrator) shall not count against the above limit and shall again become available for grant or issuance under the Plan. Additionally, only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limit, and any shares which were designated to be used for such purposes and were not in fact so used shall again become available for grant or issuance under the Plan.

4.2 Additional ~~Limitations.~~ Subject to Section 4.3 hereof, the following additional maximums are imposed under the Plan:

~~(a)~~ TheLimitation on Incentive Stock Options. Subject to Section 4.3 hereof, the maximum number of shares of Common Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be 3,607,640 ~~500,000 shares.2~~

[1]	Split Adjusted; authorized shares pre-split was 5,000,000.
[2]	Correction of typographical error.

~~(b) The maximum number of shares of Common Stock that may be issued as Restricted Shares shall be 500,000 shares.~~

4.3 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares issuable thereafter under this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Section 3.3 above, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5

OPTIONS

5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement that shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price for Nonqualified Options granted to Covered Employees shall not be less than 100% of Fair Market Value on suchthe date the Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock acquired pursuant to the exercise of an Option ~~(provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes)~~, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the waiver of compensation due or accrued to the Optionee for services rendered; (e) a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law, including the Sarbanes-Oxley Act of 2002, as amended.

5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

5.6 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, shall not exceed $100,000.

5.7 Nontransferability of Options. Except as otherwise provided ~~by the Administrator in an Option Agreement and as permissible under applicable law, no Option shall~~in this Section 5.7, Options shall not be assignable or transferable except by will ~~or~~, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by ~~such Optionee~~.the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.8 Rights as Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.9 Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease being an employee, a Service Provider, an officer, director or Consultant of the Company while owning such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

ARTICLE 6

STOCK APPRECIATION RIGHTS (“SARs”)

6.1 ~~Issuance of SARs. The Administrator shall have the right to issue SARs, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment.~~ Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Administrator. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

6.2 ~~SAR Agreements. Each SAR shall be issued pursuant to an SAR Agreement. Each SAR Agreement may be different from each other SAR Agreement.~~Vesting of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Administrator, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the date of grant. The base price of a Stock Appreciation Right shall be determined by the Administrator in its sole discretion; provided, however, that the base price per share of any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.

6.3 ~~Exercise Price. The Exercise Price of each SAR shall be established by the Administrator or shall be determined by a method established by the Administrator at the time the SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.~~ Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing shall be made either in cash or in shares of Common Stock, as determined by the Administrator in its discretion. If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise or payment, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

6.4 ~~Restrictions on Awards. Each SAR Award shall be subject to such conditions, restrictions and contingencies as the Administrator shall determine.~~ Nontransferability of Stock Appreciation Rights. Except as otherwise provided in this Section 6.4, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

~~6.5 Exercise. SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Administrator, pursuant to the SAR Agreement.~~

ARTICLE 7

RESTRICTED ~~SHARES~~STOCK

7.1 Issuance ~~and Sale~~ of Restricted ~~Shares~~Stock. The Administrator shall have the right to issue~~,~~ pursuant to this Plan and at a Purchase Price determined by the Administrator ~~(provided that such Purchase Price shall not be less than Fair Market Value for shares issued to a Covered Employee)~~, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ~~(“Restricted Shares”)~~. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives. ~~Notwithstanding the foregoing,~~ established by the Administrator~~, in its discretion, may issue Restricted Shares to Participants with no Purchase Price~~ with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2 Restricted ~~Shares Purchase~~Stock Award Agreements. A Participant shall have no rights with respect to the shares of Restricted ~~Shares~~Stock covered by a Restricted Stock ~~Purchase~~Award Agreement until the Participant has paid the full Purchase Price, ~~(~~if ~~applicable)~~any, to the Company in the manner set forth in Section 7.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock ~~Purchase~~Award Agreement. Each Restricted Stock ~~Purchase~~Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted ~~Shares~~Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock ~~Purchase~~Award Agreement may be different from each other Restricted Stock ~~Purchase~~Award Agreement.

7.3 Purchase Price.

(a) Amount. Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) ~~7.3~~ Payment. Payment of the Purchase Price~~. Subject to any legal restrictions, payment of the Purchase Price~~, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant ~~that have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes~~, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (~~e~~f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable ~~corporate law, including the Sarbanes-Oxley Act of 2002, as amended~~law. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

7.4 Vesting of Restricted Stock. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

7.5 ~~7.4~~ Rights as a Stockholder. Upon complying with the provisions of ~~Section~~Sections 7.2 and 7.3 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted ~~Shares purchased~~Stock acquired pursuant to a Restricted Stock ~~Purchase~~Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock ~~Purchase~~Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted ~~Shares~~Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock ~~Purchase~~Award Agreement.

7.6 ~~7.5~~ Restrictions. Shares of Restricted ~~Shares~~Stock may not be sold, ~~assigned, transferred,~~ pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock ~~Purchase~~Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock ~~Purchase~~Award Agreement may provide, in the discretion of the Administrator, that the Company ~~shall have the right, exercisable~~may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase~~,~~ at the original Purchase Price~~, any~~ the shares of Restricted ~~Shares which~~Stock that have not vested as of the date of termination.

ARTICLE 8

RESTRICTED STOCK UNITS

8.1 ~~7.6 Vesting of Restricted Shares. Subject to Section 7.5 above, the Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Shares may vest.~~ Grants of Restricted Stock Units and Dividend Equivalents. The Administrator shall have the right to grant, pursuant to this Plan, Restricted Stock Units and Dividend Equivalents, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

~~ARTICLE 8~~

~~PERFORMANCE SHARES AND PERFORMANCE UNITS~~

~~8.1 Issuance of Performance Shares and Performance Units. The Administrator shall have the right to issue Performance Shares and Performance Units, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.~~

~~8.2 Performance Share and Performance Unit Agreements. Performance Shares shall be issued pursuant to Performance Share Issuance Agreements, and Performance Units shall be issued pursuant to Performance Unit Issuance Agreements. Each Performance Share or Performance Unit Agreement may be different from each other Performance Share or Performance Unit Agreement.Restricted Stock Award Agreements. A Participant shall have no rights with respect to the Restricted Stock Units or Dividend Equivalents covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.~~

8.3 ~~Terms of Performance Units and Performance Shares. Performance Shares and Performance Units shall be subject to such conditions, restrictions and contingencies as the Administrator shall determine.~~Purchase Price.

(a) Amount. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

8.4 Vesting of Restricted Stock Units and Dividend Equivalents. The Restricted Stock Award Agreement shall specify the date or dates or the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and Dividend Equivalents may vest.

8.5 Rights as a Stockholder. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan.

8.6 Restrictions. Restricted Stock Units and Dividend Equivalents may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units and Dividend Equivalents that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

ARTICLE 9

STOCK PAYMENT AWARDS

9.1 Grant of Stock Payment Awards. A Stock Payment award may be granted to any Participant selected by the Administrator. A Stock Payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. A Stock Payment award granted to a Participant represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Administrator may, in connection with any Stock Payment award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.

9.2 Rights as Stockholder. Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Payment award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

ARTICLE 10 ~~ARTICLE 9~~

ADMINISTRATION OF THE PLAN

10.1 ~~9.1~~ Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. Notwithstanding the foregoing, the Administrator may delegate, to one or more officers of the Company, its powers under Section ~~9.2~~10.2 of the Plan below, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law.

10.2 ~~9.2~~ Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each ~~Option, SAR and Performance Unit, the number of Restricted Shares to be offered, the number of shares offered as Performance Shares~~Award, and the consideration to be received by the Company upon the exercise ~~of such Options or sale~~and/or vesting of such ~~Restricted Shares~~Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any ~~Option~~Award or release or waive any repurchase rights of the Company with respect to Restricted ~~Shares~~Stock Awards; (h) to extend the ~~exercise~~expiration date of any Option ~~or acceptance date of any Restricted Shares; (i) to provide for rights of first refusal and/or repurchase rights; (j)~~; (i) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original ~~Award~~ Agreement or in furtherance of the powers provided for herein; and (~~k~~j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. ~~In making any determination or in taking or not taking any action under the Plan, the Administrator may obtain and rely upon the advice of experts, including advisors to the Company~~To the extent permitted by applicable law, the Administrator may from time to time delegate to a delegatee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.

10.3 ~~9.3~~ Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 11 ~~ARTICLE 10~~

CHANGE IN CONTROL

11.1 ~~10.1~~ Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a) The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.

(b) If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c) If the terms of an outstanding Stock Appreciation Right provide for accelerated vesting in the event of a Change in Control, or to the extent that a Stock Appreciation Right is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(d) ~~(c)~~ Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(e) ~~(d)~~ The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 12 ~~ARTICLE 11~~

AMENDMENT AND TERMINATION OF THE PLAN

12.1 ~~11.1~~ Amendments. Subject to applicable law, including NASD stockholder approval requirements, the Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

12.2 ~~11.2~~ Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13 ~~ARTICLE 12~~

TAX WITHHOLDING

13.1 ~~12.1~~ Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company in cash, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised, any Restricted ~~Shares~~Stock issued, or any other Award issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted ~~Shares~~Stock, or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 14 ~~ARTICLE 13~~

MISCELLANEOUS

14.1 ~~13.1~~ Repricings Not Permitted. Notwithstanding anything herein to the contrary, the Administrator shall not have the authority to cause an adjustment to the Exercise Price of any outstanding Options or SARs (a “Repricing”), unless such Repricing is approved by a majority of the Company’s stockholders entitled to vote on such matter.

14.2 ~~13.2~~ Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.3 ~~13.3~~ No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

14.4 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code, to the extent applicable as determined by the Administrator. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with a 409A Award, the Administrator shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

14.5 ~~13.4~~ Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock ~~Purchase~~Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.6 ~~13.5~~ Annual Reports. During the term of this Plan, the Company will furnish to each Optionee who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

INTRALASE CORP.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Palmisano, Shelley B. Thunen and James A. Lightman as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of IntraLase Corp. held of record by the undersigned on April 17, 2006, at the Annual Meeting of Stockholders to be held at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, CA 92618, on May 23, 2006, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

INTRALASE CORP.

May 23, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯     Please detach along perforated line and mail in the envelope provided.    ¯

The Board of Directors recommends a vote “FOR” the Election of Directors, “FOR” approval of amendments to the Company’s 2004 Stock Incentive Plan, “FOR” approval of an increase in shares available under the Company’s 2004 Stock Incentive Plan, and “FOR” Ratification of Deloitte & Touche, LLP as the Company’s independent auditors for 2006.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	To approve amendments to the Company’s 2004 Stock Incentive Plan.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES	O William J. Link		3.	To increase by two million shares the number of shares available for issuance under the Company’s 2004 Stock Incentive Plan.	☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Gilbert H. Kliman
☐ FOR ALL EXCEPT (See instructions below)			4.	To ratify the selection of Deloitte & Touche, LLP as the Company’s independent auditors for its fiscal year ending December 31, 2006.	☐	☐	☐

			5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			This proxy is solicited on behalf of the Board of Directors of IntraLase Corp. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.